Exhibit 10.1
SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of November ___, 2009 by and among Greystone Business Credit II, L.L.C. (“GBC II”), GBC Funding, LLC (“GBC Funding”) and Greystone Maritime Holdings, LLC (“Greystone Maritime”) on the one hand and Sierra Center Twenty Four, a Limited Liability Company (“Sierra 24”); Sierra Center Twenty Five, a Limited Liability Company (“Sierra 25”); Furrs 1, LLC (“Furrs 1”); Furrs 2, LLC (“Furrs 2”); Titan Global Holdings, Inc. (“Titan Global”); Titan Electronics, Inc., formerly known as Titan PCB West, Inc. (“Titan Electronics”); Titan East, Inc., formerly known as Titan PCB East, Inc. (“Titan East”); Oblio Telecom, Inc. (“Oblio”); USA Detergents, Inc. (“USAD”); Titan Apparel, Inc., as successor to Global Brands Marketing, Inc. (“Titan Apparel”); Crivello Group, LLC (“CG Group”); Farwell Equity Partners, LLC (“Farwell”); Farwell Equity Partners II, LLC (“Farwell II”); Start Talk, Inc. (“Start Talk”); Titan Communications, Inc. (“Titan Comm”); Titan Nexus, Inc. (“Titan Nexus”); Phoenix Investors, LLC (“Phoenix”); Planet Direct, Inc., formerly known as Pinless, Inc. (“Planet Direct”); Marine Growth Finance & Charter, Inc. (“MGFC”); Marine Growth Canada, Ltd. (“Marine Growth”); Fractional Marine, Inc. (“Fractional Marine”); Marine Growth Ventures, Inc. (“Marine Ventures”); David Marks (“Marks”) and Frank Crivello (“Crivello”) on the other hand.  Each of the foregoing persons and entities are sometimes referred to as a “Party” and collectively as the “Parties.”  GBC II, GBC Funding and Greystone Maritime are collectively referred to herein as the “Greystone Parties.”  Sierra 24, Sierra 25, Furrs 1, Furrs, Titan Global, Titan Electronics, Titan East, Oblio, USAD, Titan Apparel, CG Group, Farwell, Farwell II, Start Talk, Titan Comm, Titan Nexus, Phoenix, Planet Direct, MGFC, Marine Growth, Fractional Marine, Marine Ventures, Marks and Crivello are collectively referred to herein as the “Crivello Parties.”

WHEREAS, the Greystone Parties and Crivello Parties have entered into a series of loan transactions identified on Exhibit A attached hereto and made a part hereof, which for purposes of this Agreement are hereinafter referred to as the “Furrs/Sierra Transaction”, the “Oblio Transaction”, the “Titan Electronics Transaction”, the “Titan Apparel Transaction”, the “MGV Transaction”, the “USAD Transaction” the “Titan Nexus Transaction”, the “Appco Transaction” and the “Planet Direct Transaction” (collectively, the “Transactions”);

WHEREAS, in connection with the Furrs/Sierra Transaction, pursuant to that certain Loan and Security Agreement dated as of November 13, 2007 (the “Original Loan Agreement”) by and among GBC II, Furrs 1, Furrs 2, Sierra 24 and Sierra 25 (Furrs 1, Furrs 2, Sierra 24 and Sierra 25 collectively referred to as “Borrowing Parties”), GBC II made a loan to the Borrowing Parties in an aggregate principal amount not to exceed Nine Million Three Hundred Fifty Thousand Dollars ($9,350,000) (the “Loan”);

WHEREAS, the Original Loan Agreement was amended by (i) that certain First Amendment to Loan and Security Agreement dated as of January 17, 2008 (“First Amendment”) by and among GBC II, the Borrowing Parties, Marks and Crivello, (ii) that certain Furrs Modification Agreement dated as of June 12, 2008 (the “Modification Agreement”) by and among GBC II, GBC Funding, Borrowing Parties, CG Group, Farwell II, Marks and Crivello, and (iii) that certain Second Loan Agreement Amendment dated as of November 30, 2008 (“Second Loan Agreement Amendment”) by and between GBC II, GBC Funding, the Borrowing Parties, Marks and Crivello (the Original Loan Agreement, as amended by the First Loan Agreement Amendment, the Modification Agreement and the Second Loan Agreement, collectively referred to as the “Loan Agreement”);

WHEREAS, to secure the Loan, the Borrowing Parties made and delivered to GBC II certain Senior Mortgages and Assignments of Leases and Rents dated as of November 13, 2007 (as amended, “Senior Mortgages” and “Senior ALRs”), encumbering the four properties legally described on Exhibit B attached hereto (“Project One”, “Project Two”, “Project Three” and “Project Four”, and collectively referred to as the “Projects”);

WHEREAS, certain affiliates of Marks and Crivello are parties to the Titan Loan Instruments (as defined in the Loan Agreement), and in order to induce GBC II to make the Loan, the Borrowing Parties agreed to grant a lien in their assets to secure certain obligations under the Titan Loan Instruments in an amount up to but not exceeding Eight Million Dollars ($8,000,000) (the “Titan Obligations”);

WHEREAS, to secure the Titan Obligations, the Borrower Parties made and delivered to GBC II certain Junior Mortgages and Junior Assignments of Leases and Rents dated as of November 13, 2007 (as amended, “Junior Mortgages” and “Junior ALRs”) encumbering the Projects;

WHEREAS, the Oblio Borrowers (as defined in the Loan Agreement), which are affiliates of Marks and Crivello, are parties to the Titan Loan Agreement (as defined in the Loan Agreement) and as additional consideration for GBC II to make the Loan, Borrower Parties agreed to grant a lien in their assets to secure certain obligations of the Oblio Borrowers under the Titan Loan Agreement in an amount up to but not exceeding Six Million Dollars ($6,000,000’) (the “Oblio Obligations”);

WHEREAS, to secure the Oblio Obligations, the Borrower Parties made and delivered to GBC II certain Third Mortgages and Third Assignments of Leases and Rents dated as of January 17, 2008 (as amended, “Third Mortgages” and “Third ALRs”) encumbering the Projects;

WHEREAS, certain disputes have arisen with respect to each of the Transactions;

WHEREAS, Furrs 1, Furrs 2, Sierra 24, and Sierra 25 brought a lawsuit against GBC II, GBC Funding, and Greystone & Co. in the Circuit Court of Milwaukee County, Wisconsin known as Furrs 1, LLC; Furrs 2, LLC; Sierra Center Twenty Four, LLC; and Sierra Center Twenty Five, LLC v. Greystone Business Credit II, L.L.C.; GBC Funding, LLC; and Greystone & Co., Inc., Case No. 09 CV 004855 (the “Wisconsin Declaratory Judgment Litigation”);

WHEREAS, GBC II brought a lawsuit against Sierra 24 and Sierra 25 in the Circuit Court of Milwaukee County, Wisconsin known as Greystone Business Credit II, L.L.C. v. Sierra Center Twenty Four and Sierra Center Twenty Five, Case No. 09 CV 005138 (the “Wisconsin Foreclosure Litigation”);

WHEREAS, GBC II brought a lawsuit against Furrs 1 and Furrs 2 in the Second Judicial District Court, County of Bernalillo, New Mexico known as Greystone Business Credit II, L.L.C. v. Furrs 1, LLC and Furrs 2, LLC, Case No. CV 2009-03830 (the “New Mexico Foreclosure Litigation”);

WHEREAS, GBC II brought an Admiralty Action against MGFC, Marine Growth, Fractional Marine and Marine Ventures in the Federal Court of Canada known as Greystone Business Credit II, LLC v. Marine Growth Canada, Ltd., et al, Court No. T-340-09 (the “Admiralty Litigation”);

WHEREAS, GBC II applied for a Bankruptcy Order against Marine Growth in the Supreme Court of British Columbia, Canada known as In the Matter of the Bankruptcy of Marine Growth Canada, Ltd., Court No. B09-1130 (the “Canadian Bankruptcy Litigation”);

WHEREAS, GHC II, GBC Funding and Greystone & Co., Inc. filed a Notice with Summons against Furrs 1, Furrs 2, Sierra 24, Sierra 25, CG Group, Farwell II, Crivello and Marks in the Supreme Court of the State of New York, County of New York, known as Greystone Business Credit II, LLC et al. vs. Furrs 1, LLC et al., Index No. 601345/09, which action was subsequently dismissed (the “New York Declaratory Judgment Action”);

WHEREAS, the Parties have decided that it would be in their mutual best interests to settle and compromise all claims between the Greystone Parties on the one hand and the Crivello Parties on the other hand, with respect to the Transactions, including but not limited to the claims made in the Wisconsin Foreclosure Litigation, the Wisconsin Declaratory Judgment Litigation, the New Mexico Foreclosure Litigation, the Admiralty Litigation and the Canadian Bankruptcy Litigation and any and all defenses, counterclaims and third-party claims, including, but not limited to, claims in the nature of set-off or recoupment, and any other claims that were or could have been brought in the Wisconsin Foreclosure Litigation, the Wisconsin Declaratory Judgment Litigation, the New Mexico Foreclosure Litigation the Admiralty Litigation and the Canadian Bankruptcy Litigation; and

WHEREAS, as part of the settlement, the Parties have determined that fee simple and leasehold title, as applicable, in Project One, Project Two and Project Four will be conveyed from the Crivello Parties to the Greystone Parties (or to a nominee of the Greystone Parties) in accordance with the terms and conditions contained herein and that GBC II shall retain a first priority interest in Project Three.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1. Dismissal of Litigation Relating to Furrs/Sierra Transaction.

  Upon execution of this Agreement, counsel for the Parties shall immediately execute and counsel for GBC II shall cause to be filed, within two (2) court business days in each respective court, stipulations to dismiss the Wisconsin Foreclosure Litigation, the Wisconsin Declaratory Judgment Litigation, the New Mexico Foreclosure Litigation and the Admiralty Litigation with prejudice and without costs or attorneys’ fees, the form of said stipulations to be those attached as Exhibit C attached hereto and made a part hereof.

2. Conveyance of Project One, Project Two and Project Four

(a) Project One (4016 Louisiana Boulevard, Albuquerque, New Mexico).  Upon execution of this Agreement, Furrs 1 shall deposit with Chicago Title and Trust Company, 171 N. Clark Street, Chicago, Illinois 60601, Attn: Jennifer Rench (“Escrowee”) or as otherwise agreed upon by the Greystone Parties, (i) a special warranty deed conveying to a nominee of the Greystone Parties (“Greystone Nominee”) fee simple title interest to Parcel 1A of Project One, (ii) an assignment to Greystone Nominee of the leasehold interest of Furrs 1, as ground lessee under the Ground Lease, to Parcel 1B of Project One; (iii) a bill of sale transferring all of the right, title and interest of Furrs 1 in its personal property, if any, to Greystone Nominee free and clear of all liens, security interests and adverse claims; (iv) a certified rent roll; (v) an estoppel from Furrs 1 indicating that there are no defaults under any of the leases encumbering Project One or if any default exists, specifying the exact nature of the default; (vi) a title affidavit; (vii) an estoppel affidavit; (viii) originals or certified copies of all leases encumbering Project One, (ix) an assignment to Greystone Nominee of all of the right, title and interest of Furrs 1 in the leases and all rent and security deposits payable thereunder pertaining to Project One; (x) an assignment to Greystone Nominee of all of the right, title and interest of Furrs 1 in and to any contracts, licenses and permits pertaining to Project One; (xi) copies of all books and records pertaining to Project One, and originals, to the extent in Furrs 1’s possession, of all warranties, guarantees and other documents relating to the operation of Project One in the possession or control of Furrs 1; (xii) all non-cash security deposits, if any, together with any assignments or other documents necessary to vest title to the same in Greystone Nominee; (xiii) all transfer declarations or similar documentation required by law, if any; and (xiv) any and all additional documents Chicago Title Insurance Company (“Title Company”) or Greystone Nominee deem reasonably necessary to the proper consummation of the transaction contemplated by this Agreement.

(b) Project Two (5850 Eubanks Avenue, Albuquerque, New Mexico).  Upon execution of this Agreement, Furrs 2 shall deposit with Escrowee or as otherwise agreed upon by the Greystone Parties (i) a special warranty deed conveying to Greystone Nominee fee simple title interest to Project Two; (ii) a bill of sale transferring all of the right, title and interest of Furrs 2 in its personal property, if any, to Greystone Nominee free and clear of all liens, security interests and adverse claims; (iii) a certified rent roll; (iv) an estoppel from Furrs 2 indicating that there are no defaults under any of the leases encumbering Project Two or if any default exists, specifying the exact nature of the default; (v) a title affidavit; (vi) an estoppel affidavit; (vii) originals or certified copies of all leases encumbering Project Two, (viii) an assignment to Greystone Nominee of all of the right, title and interest of Furrs 2 in the leases and all rent and security deposits payable thereunder pertaining to Project Two; (ix) an assignment to Greystone Nominee of all of the right, title and interest of Furrs 2 in and to any contracts, licenses and permits pertaining to Project Two; (x) copies of all books and records pertaining to Project Two, and originals, to the extent in Furrs 2’s possession, of all warranties, guarantees and other documents relating to the operation of Project Two in the possession or control of Furrs 2; (xi) all non-cash security deposits, if any, together with any assignments or other documents necessary to vest title to the same in Greystone Nominee; (xii) all transfer declarations or similar documentation required by law, if any; and (xiii) any and all additional documents Title Company or Greystone Nominee deem reasonably necessary to the proper consummation of the transaction contemplated by this Agreement.

(c) Project Four (1414-1438 East Brady Street, Milwaukee, Wisconsin).  Upon execution of this Agreement, Sierra 25 shall deposit with Escrowee or as otherwise agreed upon by the Greystone Parties (i) a special warranty deed conveying to Greystone Nominee fee simple title interest to Project Four, (ii) a bill of sale transferring all of the right, title and interest of Sierra 25 in its personal property, if any, to Greystone Nominee free and clear of all liens, security interests and adverse claims; (iii) a certified rent roll; (iv) an estoppel from Sierra 25 indicating that there are no defaults under any of the leases encumbering Project Four or if any default exists, specifying the exact nature of the default; (v) a title affidavit (vi) an estoppel affidavit; (vii) originals or certified copies of all leases encumbering Project Four, (viii) an assignment to Greystone Nominee of all of the right, title and interest of Sierra 25 in the leases and all rent and security deposits payable thereunder pertaining to Project Four; (ix) an assignment to Greystone Nominee of all of the right, title and interest of Sierra 25 in and to any contracts, licenses and permits pertaining to Project Four; (x) copies of all books and records pertaining to Project Four, and originals, to the extent in Sierra 25’s possession, of all warranties, guarantees and other documents relating to the operation of Project Four in the possession or control of Sierra 25; (xi) all non-cash security deposits, if any, together with any assignments or other documents necessary to vest title to the same in Greystone Nominee; (xii) all transfer declarations or similar documentation required by law, if any; and (xiii) any and all additional documents Title Company or Greystone Nominee deem reasonably necessary to the proper consummation of the transaction contemplated by this Agreement.  Notwithstanding anything contained herein to the contrary, Sierra 25 shall not be required to pay, either now or in the future, those certain accounts payable for Project Four relating to real estate taxes, water charges and sewer fees.

(d) Release of Senior, Junior and Third Mortgage Liens.  Upon execution of this Agreement, GBC II shall deposit with Escrowee releases with respect to the Senior Mortgages, Junior Mortgages, Third Mortgages, Senior ALRs, Junior ALRs, Third ALRs and UCC financing statement amendments terminating the effectiveness of the UCC-1 financing statements pertaining to Project One, Project Two and Project Four.

3. Project Three (3921-3953 S. 76th Street, Milwaukee, Wisconsin)

.  Upon execution of this Agreement, GBC II shall deposit with Escrowee releases of the Senior ALR, Junior Mortgage, Junior ALR, Third Mortgage and Third ALR pertaining to Project Three.  In addition, upon the execution of this Agreement, GBC II and the Crivello Parties shall deposit with Escrowee an Amended and Restated Note in the amount of $1,000,000 and an Amended and Restated Senior Real Property Mortgage and Assignment of Leases and Rents (the “Amended and Restated Mortgage”), and a Guaranty from each of Marks and Crivello (the “Guaranty”) substantially in the forms attached hereto as Exhibits D, E and F, respectively.

4. Back Rent on Project Three and Project Four and Walgreens.  With the exception of any and all rent and other charges and amounts due and owing from Walgreen Co. (“Walgreens”) pertaining to Project Four, each Party shall have the right to retain all rents pertaining to Project Three and Project Four that has been collected by said Party through November 23, 2009.  The Crivello Parties shall use commercially reasonable efforts to cooperate with the Greystone Parties in obtaining all past-due payments from Walgreens.  Upon execution of this Agreement, GBC II and Sierra 25 shall execute a letter addressed to Walgreens requesting that all rent and other charges and amounts due and owing under its lease be remitted to GBC II or its nominee.  To the extent Walgreens remits any such payment(s) to Sierra 25 or any of the Crivello Parties, Sierra 25 shall promptly remit such payment to the Greystone Parties.  Upon execution of this Agreement, the Greystone Parties shall remit by wire transfer to Escrowee an amount equal to One Hundred Eighty-Nine Thousand Six Hundred Seventy-Two and 37/100 Dollars ($189,672.37) which shall be remitted to Sierra 25 in accordance with the Closing Procedures as hereinafter set forth.

5. Management of the Projects

.  Upon execution of this Agreement, GBC II, or one of its affiliates, will immediately take over the management of each of the Projects with the exception of Project Three and the Crivello Parties shall furnish evidence satisfactory to the Greystone Parties that each of the existing management agreements for the pertinent Projects have been terminated.

6. MGV Transaction

.  Upon execution of this Agreement, the Greystone Parties shall return and/or terminate any and all stock pledges and certificates pertaining to MGFC.  Effective on the date hereof, that certain guaranty executed by MGFC in favor of GBC II shall be deemed terminated and of no further force and effect.  With respect to the vessel known as the Pacific Aurora (the “Aurora”), which is registered in British Columbia, Canada and is currently docked in Vancouver, the Crivello Parties hereby agree to forever be barred from asserting any claim to the Aurora or challenging any rights of the Greystone Parties to the Aurora, and agree to reasonably cooperate with GBC II in any manner required in the Admiralty Litigation or the Canadian Bankruptcy Litigation to effect GBC II’s possessions of and title to the Aurora.

7. Titan Apparel Transaction.  With respect to the Titan Apparel Transaction, there remains a VAT credit in the amount of approximately $2,200,000 (the “VAT Credit”).  Pursuant to this Agreement, the Crivello Parties hereby agree to forever be barred from asserting any claim to the VAT Credit or challenging any rights of the Greystone Parties to the VAT Credit.

8. Titan Nexus Transaction.  Pursuant to this Agreement, the Crivello Parties hereby agree to forever be barred from asserting any claim or challenging any rights of the Greystone Parties to the personal property of Titan Nexus, which personal property has previously been surrendered by Titan Nexus to the Greystone Parties pursuant to the Titan Nexus Transaction.

9. Assignment by Greystone to Crivello

.  Upon execution of this Agreement, the Greystone Parties shall assign to Furrs 1, Furrs 2, Sierra 24 and Sierra 25, certain stock and equity warrants and/or interests that the Greystone Parties may have in any of the Crivello Parties, and certain loans, guarantees, security interests, pledges (including stock pledges), and certain claims, rights, and causes of action that the Greystone Parties have against certain of the Crivello Parties and certain of the bankrupt subsidiaries of the Crivello Parties; excepting the loan, mortgage, guarantee, claims, rights and causes of action preserved or created by this Agreement, including (i) the Walgreens’ rent retained by the Greystone Parties as set forth in Section 4 hereof, (ii) any claim of the Greystone Parties to the Aurora as set forth in Section 6 hereof, (iii) any claim of the Greystone Parties to a VAT refund as set forth in Section 7 hereof, (iv) any claim of the Greystone Parties to the personal property of Titan Nexus as set forth in Section 9 hereof; and (v) any claim of the Greystone Parties under any guarantee of URI Evan or Sudeepto Datta.  The foregoing assignment shall be substantially in the form of Assignment attached hereto as Exhibit G (the “Greystone Assignment”).  The Greystone Parties shall execute such instruments of assignment and other documentation as the Crivello Parties may request to effectuate the Greystone Assignment.  Upon the execution of this Agreement, the Greystone Parties shall detail the principal, interest and other charges outstanding under the loans that are being assigned pursuant to the Greystone Assignment.

10. Release of Marks and Crivello Guarantees and Assignment of Titan Global Guarantee.  Upon execution of this Agreement, those certain guarantees dated December 29, 2006 and February 6, 2008, as well as any other guarantees related to Titan Global, Furrs 1, Furrs 2, Sierra 24 or Sierra 25 executed by Marks and Crivello in favor of the Greystone Parties shall be deemed terminated.  In addition, that certain guaranty dated December 14, 2007, executed by Titan Global in favor of the Greystone Parties, shall be assigned to Furrs 1, Furrs 2, Sierra 24 and Sierra 25, or their nominee, pursuant to Section 9 hereof.

11. Closing Provisions.  On the date hereof, Escrowee shall advise the attorneys for the Greystone Parties (Greenberg Traurig, LLP (“GT”)) and the attorneys for the Crivello Parties (Leverson & Metz, SC (“LM”)) whether Escrowee has received all of the deposits referenced in this Agreement and is ready to institute certain closing procedures (the “Closing Procedures”).  The Closing Procedures shall consist of the following:

(a) Title Company shall be ready, willing, able and unconditionally and irrevocably committed to issue to GBC II (or its nominee) a signed owner’s and leasehold owner’s title policy (as applicable) dated effective as of the date hereof in exactly the form of the pro forma title policies attached hereto as Exhibits H, I and J in the amounts referenced thereon, and a loan policy with respect to Project Three in the form of the pro forma title policy attached hereto as Exhibit K in the amount of $1,000,000.

(b) Escrowee shall record the releases of the Senior Mortgages, Junior Mortgages, Third Mortgages, Senior ALRs, Junior ALRs, Third ALRs and UCC Amendments in the appropriate office(s).

(c) Escrowee shall record the Amended and Restated Mortgage with respect to Project Three.

(d) Escrowee shall wire transfer to Sierra 25 One Hundred Eighty-Nine Thousand Six Hundred Seventy-Two and 37/100 Dollars ($189,672.37) pursuant to wire instructions furnished by the Crivello Parties.

(e) Escrowee shall record the special warranty deeds and the estoppel affidavits for each of Project One, Project Two and Project Four and the Assignment and Assumption of Ground Lease for Project One in the appropriate offices.

(f) Escrowee shall deliver to GT originals of each of the documents referenced in Section 2 hereof, together with the Amended and Restated Note and Guaranty as referenced in Section 3 hereof, the letter to Walgreens referenced in Section 4 hereof, and the termination of the management agreement(s) referenced in Section 5 hereof.

(g) Escrowee shall deliver to LM originals of the Greystone Assignment.

(h) With respect to the title premiums for each of the title policies and any fees associated with the documents that Escrowee shall be recording pursuant to Section 11(a) hereof, Escrowee shall advise the Greystone Parties or GT of the amount due and the Greystone Parties shall wire such amount to Escrowee pursuant to wire instructions furnished to GT.

12. General Release of the Crivello Parties.  With the express exception of any claims regarding the obligations set forth in this Agreement and any of the agreements attached as Exhibits D, E, F and G hereto, the Greystone Parties, on their own behalf and on behalf of their respective heirs, assigns, beneficiaries, successors, agents, attorneys, representatives and any other entity in which the Greystone Parties, or any of them, has any ownership interest or control (collectively, for purposes of this paragraph only, the “Greystone Releasors”), do hereby fully release, remise and forever discharge the Crivello Parties and their respective officers, directors, shareholders, members, managers, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, and representatives of and from any and all claims, whether previously asserted or otherwise, and whether known or unknown, including, but not limited to, the claims alleged by the GBC II in the Wisconsin Foreclosure Litigation and the New Mexico Foreclosure Litigation (for purposes of this paragraph only, the “Released Claims”), with the exception of any cross-claims, third-party claims or other claims which may be asserted against the Crivello Parties by the Greystone Releasors arising from claims brought by others against the Greystone Releasors involving any conduct by the Crivello Parties, which claims are expressly excluded from the scope of Released Claims.  Notwithstanding the foregoing, any cross-claim, third-party claim or other claim that the Greystone Releasors might have against the Crivello Parties in connection with George L. Miller v. Greystone Business Credit II, LLC, et al., United States Bankruptcy Court for the District of Delaware, Adversary Proceeding No. 09-50100 (the “Miller Action”), on account of any claim under 11 U.S.C. §547 asserted against a Greystone Releasor in the Miller Action shall be included among the Released Claims; but the Released Claims shall not include any other cross-claims, third-party claims, or other claims that the Greystone Releasors might have against the Crivello Parties in the Miller Action or any other action or proceeding.  The Greystone Releasors agree that subject to the exceptions above, this instrument may be treated as a complete defense to any suit, action or proceeding that may be brought, instituted or taken by the Greystone Releasors or their subrogees against any of the Crivello Parties on the Released Claims and shall forever be a complete bar to the commencement or prosecution of any suit action or proceeding by the Greystone Releasors or their subrogees against any of the Crivello Parties for any damages, costs or attorneys’ fees arising from or in any way connected with the Released Claims.  The Greystone Releasors represent and warrant to the Crivello Parties that they have not assigned or otherwise transferred any of the Released Claims to any individual, firm, corporation or other legal entity.

13. General Release of the Greystone Parties.  With the express exception of any claims regarding the obligations set forth in this Agreement and any of the agreements attached as Exhibits D, E, F and G hereto, the Crivello Parties, on their own behalf and on behalf of their respective officers, directors, shareholders, members, managers, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, representatives, and any other entity in which the Crivello Parties, or any of them, have any ownership interest or control (collectively, for purposes of this paragraph only, the “Crivello Releasors”), do hereby fully release, remise and forever discharge the Greystone Parties, Greystone & Co., Inc., a Delaware corporation, affiliates and entities controlled by Stephen Rosenberg, and their respective officers, directors, shareholders, members, managers, employees, divisions, parents, subsidiaries, affiliates, heirs, assigns, beneficiaries, successors, agents, attorneys, representatives, and any other entity in which the Greystone Parties, or any of them, have any ownership interest or control of and from any and all claims, whether previously asserted or otherwise, and whether known or unknown, including, but not limited to, the claims, alleged by Furrs 1, Furrs 2, Sierra 24, and Sierra 25 in the Wisconsin Declaratory Judgment Litigation, the counterclaims asserted by Furrs 1, Furrs 2, Sierra 24, and Sierra 24  in the Wisconsin Foreclosure Litigation, the counterclaims asserted by Furrs 1 and Furrs in the New Mexico Foreclosure Litigation, the Statement of Defence and Counterclaims asserted by MGFC, Marine Growth, Fractional Marine and Marine Ventures in the Admiralty Litigation, and any defences or counterclaims asserted by Marine Growth in the Canadian Bankruptcy Litigation, and expressly includes and claims arising from or related to the allegation that the Greystone Parties caused or contributed to: Titan Global’s failure to timely complete financial statements, to timely file any required documents with the SEC, or to the eventual delisting of Titan Global with resulting damages  (for purposes of this paragraph only, the “Released Claims”), or any claims arising in whole or in part from the allegations asserted by any Crivello Party within the Released Claims.  The Crivello Releasors agree that this instrument may be treated as a complete defense to any suit, action or proceeding that may be brought, instituted or taken by the Crivello Releasors or their subrogees against any of the Greystone Parties on the Released Claims and shall forever be a complete bar to the commencement or prosecution of any suit, action or proceeding by the Crivello Releasors or their subrogees against any of the Greystone Parties for any damages, costs or attorneys’ fees arising from or in any way connected with the Released Claims.  The Crivello Releasors represent and warrant to the Greystone Parties that they have not assigned or otherwise transferred any of the Released Claims to any individual, firm, corporation or other legal entity.

14. Execution of Related Agreements.  Simultaneous with the Parties’ execution of this Agreement, the Parties shall execute or cause to be executed the documents heretofore referenced.  Failure to execute any of the agreements attached hereto shall constitute a material breach of this Agreement.  However, a subsequent breach of any of the agreements attached hereto shall only constitute a breach of that respective agreement and shall not in and of itself constitute a material breach of this Agreement.

15. Authority.  Each Crivello Party hereby represents and warrants to the Greystone Parties that each such Crivello Party is a duly formed and existing entity, that each Crivello Party has full right and authority to execute and deliver this Agreement, and that each person signing on behalf of such Crivello Party is authorized to do so.  With respect to Furrs 1, Furrs 2, Sierra 24 and Sierra 25, such parties shall be qualified to do business in the states in which the Projects are located.  Simultaneously herewith, each such Crivello Party shall furnish resolutions to the Greystone Parties evidencing the foregoing.  Notwithstanding the foregoing and anything else in this Agreement to the contrary, the authority of USAD and Marine Growth to execute this Agreement is subject to any limitations arising from their respective pending bankruptcy proceedings, and the foregoing representation and warranty is subject to this limitation.

16. Guaranty.  Crivello and Marks (collectively, the “Guarantors”) hereby agree to be personally liable to the Greystone Parties for the performance of all of the obligations of the Crivello Parties set forth in this Agreement and for the breach of any representation, warranty or covenant herein made by any of the Crivello Parties.  The foregoing guaranty shall be absolute, independent and a present guaranty of payment and performance.  The Greystone Parties shall not be required to prosecute collection, enforcement or other remedies against any of the other Crivello Parties nor to pursue any other rights or remedies before seeking satisfaction of the Guarantors’ liabilities.  Guarantors shall pay all of Guarantors’ liabilities to the Greystone Parties in full immediately upon demand.

17. Miscellaneous.

(a) The recitals set forth above are incorporated in this Agreement as though fully set forth herein.

(b) The Parties agree that the execution of this Agreement and/or the performance of any of the covenants or obligations hereunder is in no way an admission of any fact or matter or liability whatsoever, and that the consideration mutually given by the Parties hereunder is given solely to terminate further controversy with respect to all claims the Parties have against one another.

(c) The Parties represent and warrant that, in entering into this Agreement, they have relied on their own investigation and on the investigation and advice of their respective attorneys and have not relied on any statement, representation or commitment of any kind made by any other Party, or by the other Parties’ representatives, successors, assignees, heirs, officers, directors, shareholders, employees, agents, or attorneys.

(d) The Parties acknowledge that this Agreement has not been drafted by any one Party or that Party’s attorney.  The Parties further represent that this Agreement represents the collaborative drafting efforts of all Parties through their respective attorneys.  Accordingly, none of the Parties will be entitled to have any language contained in this Agreement construed against the other because of the identity of the drafter.

(e) THIS AGREEMENT AND THE OTHER DOCUMENTS  REFERENCED HEREIN WERE EACH NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTIONS EMBODIED HEREBY, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THEREFORE, THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITH, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE WHERE THE LAND IS LOCATED SHALL APPLY TO THE CREATION, PERFECTION AND ENFORCEMENT OF ANY LIENS, SECURITY INTERESTS AND ENCUMBRANCES GRANTED OR CREATED BY THE MORTGAGES ON REAL PROPERTY LOCATED IN THE STATE WHERE THE LAND IS LOCATED, AND THE MANAGEMENT, OPERATION, DISPOSITION AND REALIZATION OF THE SECURITY PROVIDED THEREBY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE LAWS OF THE STATE OF NEW YORK SHALL APPLY TO ALL MATTERS RELATING TO THE CHARGING AND COLLECTION OF INTEREST AND FEES UNDER THE LOAN DOCUMENTS.

(f) The titles and headings in this Agreement are included only for ease of reference and shall have no substantive effect.

(g) The Parties agree that this Agreement, including this provision, may only be modified, amended or changed by a written document executed by each of the Parties to this Agreement.

(h) A waiver of any of the terms of this Agreement, including this provision, shall not be valid unless it is in writing and signed by all Parties.  The failure of a Party to enforce any of the provisions of the Agreement at any time, or to require performance by any other Party of any of the provisions, shall not in any way be construed:  (i) as a waiver of such provisions; (ii) to affect the validity of any part of this Agreement; or (iii) to affect the right of a Party to thereafter enforce each and every provision of the Agreement.  Waiver of any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach of this Agreement.

(i) Any notice required to be given hereunder shall be sent by facsimile and certified mail, return receipt requested, to the following individuals:

For Greystone Parties, or any of them	For Crivello Parties, or any of them
c/o Greystone Business Credit II, L.L.C.
152 West 57th Street, 11th Floor
New York, New York  10019
Attn:  General Counsel
(212) 649-9749
(212) 896-9199 (facsimile)

with a copy to:
Greenberg Traurig, LLP
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601
Attn:  José A. Isasi, II
(312) 456-8400
(312) 899-0362 (facsimile)

c/o Phoenix Investors, LLC
1818 North Farwell Avenue
Milwaukee, Wisconsin  53202
Attn:  David Marks
(414) 283-2600
(414) 283-2610 (facsimile)

with a copy to:
Leverson & Metz, SC
225 E. Mason Street, Suite 100
Milwaukee, Wisconsin  53202
Attn:  Leonard Leverson
(414) 271-8500
(414) 271-8504 (facsimile)

(j) This Agreement shall be binding upon and inure to the benefit of the Parties and their legal representatives, heirs, successors, assigns, employees, officers, directors and shareholders.  No Party to this Agreement shall take any action indirectly (including through an intermediary or as part of a group) that such Party is not permitted by this Agreement to take directly.

(k) THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES  EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OF THE OTHER  DOCUMENTS OR BASED UPON, OR ARISING OUT OF, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS EXECUTED IN FURTHERANCE OF THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES, AND THE CRIVELLO PARTIES ACKNOWLEDGE THAT NEITHER THE GREYSTONE PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE GREYSTONE PARTIES HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO PRIOR TRANSACTIONS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER. IN THEIR RELATED FUTURE DEALINGS.

(l) THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES HEREBY AGREE THAT THE MANDATORY AND EXCLUSIVE JURISDICTION, FORUM AND VENUE FOR ANY LEGAL SUIT, ACTION OR PROCEEDING, WHETHER IN EQUITY, CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS EXECUTED IN FURTHERANCE OF THIS AGREEMENT, SHALL BE ANY STATE OR FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, STATE OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  THE PARTIES HEREBY ACKNOWLEDGE AND IRREVOCABLY AGREE THAT THEY HAVE READ AND UNDERSTAND THIS SECTION AND AGREE THAT THE PARTIES’ CHOSEN JURISDICTION, FORUM AND VENUE PROVIDED FOR HEREIN IS TO THE EXCLUSION OF ALL OTHER COURTS, VENUES OR JURISDICTIONS IRRESPECTIVE OF THE POSSIBILITY THAT A LEGAL SUIT, ACTION OR PROCEEDING COULD HAVE BEEN BROUGHT ELSEWHERE, AND FURTHER AGREE THAT THE PARTIES ARE BARRED FROM ASSERTING, ADVANCING, OR OTHERWISE RELYING UPON ANY CLAIM, ARGUMENT, AND/OR DEFENSE THAT SEEKS TO ABROGATE OR OTHERWISE DISCLAIM THE ENFORCEABILITY OF THIS SECTION.  NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT ANY FORECLOSURE PROCEEDING INITIATED BY THE GREYSTONE PARTIES MAY, DUE TO THE POTENTIAL NEED TO OBTAIN JURISDICTION OVER NON-PARTIES TO THIS AGREEMENT, BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN MILWAUKEE, WISCONSIN.  THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES FURTHER AGREE THAT THE BRINGING OF SUCH A FORECLOSURE ACTION DOES NOT CONSTITUTE A WAIVER OF THE EXCLUSIVE AND MANDATORY JURISDICTION AND VENUE IN THE STATE OR FEDERAL COURTS LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK.  THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE CRIVELLO PARTIES AND THE GREYSTONE PARTIES , AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(m) If, for any reason, any provision of this Agreement is determined to be void or invalid, that determination shall not affect the legality or enforceability of the remaining provisions of this Agreement.

(n) This Agreement reflects all of the agreements and understandings among the Parties concerning the subject matter of this Agreement.  There are no prior, other or additional agreements, representations, or warranties among them concerning the subject matter of this Agreement.  This Agreement supersedes all previous communications or representations, either oral or written, among the Parties or any of their agents concerning the subject matter of this Agreement.

(o) This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered and when accompanied by signature pages that, when taken together, bear the signature of all Parties, shall be considered as having been duly executed by the Parties, shall be considered an original, and shall be considered as one and the same instrument and agreement.  Executed signature pages delivered by telecopier or by an e-mail which contains a portable document format (.pdf) file of an executed signature page shall be binding as original signatures.

(p) Promptly upon request from time to time of one of the Parties, each Party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered, to or at the direction of each Party, all further acts, transfers, assignments, powers and other documents and instruments as may be reasonably requested to give effect to the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first shown above.

FURRS 1, LLC, a Delaware limited liability company

By:Furrs Manager 1, Inc., a Delaware corporation, its managing member

By:  ______________________________
Name:   David M. Marks
Title:     President

FURRS 2, LLC, a Delaware limited liability company

By:Furrs Manager 2, Inc., a Delaware corporation, its managing member

By:  ______________________________
Name:   David M. Marks
Title:     President

SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company

By:Woodland Court, Inc., a Wisconsin corporation, its managing member

By:  ______________________________
Name:     David M. Marks
Title:       President

SIERRA CENTER TWENTY FIVE, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company

By:East Towne Plaza, Inc., a Wisconsin corporation, its managing member

By:  ______________________________
Name:   David M. Marks
Title:     President

TITAN GLOBAL HOLDINGS, INC., a Utah corporation

By:  ______________________________
Name:   Bryan Chance
Title:     President & CEO

TITAN ELECTRONICS, INC., a Delaware corporation formerly known as Titan PCB West, Inc. By: ______________________________ Name: Bryan Chance Title: President
TITAN EAST, INC., a Delaware corporation By: ______________________________ Name: Bryan Chance Title: President
OBLIO TELECOM, INC., a Delaware corporation By: ______________________________ Name: Kurt Jensen Title: CEO
USA DETERGENTS, INC., a Delaware corporation By: ______________________________ Name: Title:
TITAN NEXUS, INC., a Delaware corporation By: ______________________________ Name: Bryan Chance Title: President
TITAN APPAREL, INC., a Delaware corporation By: ______________________________ Name: Kurt Jensen Title: President
CRIVELLO GROUP, LLC, a Florida limited liability company By: ______________________________ Name: Frank Crivello Title: Member
FARWELL EQUITY PARTNERS, LLC, a Delaware limited liability company By: ______________________________ Name: David M. Marks Title: Managing Member

FARWELL EQUITY PARTNERS II, LLC, a Delaware limited liability company By: ______________________________ Name: David M. Marks Title: Managing Member
START TALK, INC., a Delaware corporation By: ______________________________ Name: Bryan Chance Title: President
TITAN COMMUNICATIONS, INC., a Delaware corporation By: ______________________________ Name: Kurt Jensen Title: President
PLANET DIRECT, INC., a Texas corporation f/k/a Pinless, Inc. By: ______________________________ Name: Kurt Jensen Title: President
MARINE GROWTH FINANCE & CHARTER, INC., a Delaware corporation By: ______________________________ Name: Craig Hodgkins Title: President
MARINE GROWTH CANADA, LTD, a _________________________ By: ______________________________ Name: Title:

PHOENIX INVESTORS, L.L.C., a Wisconsin limited liability company By: ______________________________ Name: David M. Marks Title: Managing Director
FRACTIONAL MARINE, INC., a Delaware corporation By: ______________________________ Name: Title:
MARINE GROWTH VENTURES, INC., a Delaware corporation By: ______________________________ Name: Title:
David Marks Frank Crivello
GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company By: ____________________________________ Name: Allison W. Berman Its: Vice President
GBC FUNDING, L.L.C., a Delaware limited liability company By: ____________________________________ Name: Allison W. Berman Its: Vice President
GREYSTONE MARITIME HOLDINGS, LLC, a Delaware limited liability company By: ____________________________________ Name: Allison W. Berman Its: Vice President

ACKNOWLEDGEMENT BY ESCROWEE

The undersigned hereby acknowledges receipt of the foregoing Settlement Agreement and agrees to proceed in strict accordance therewith.

CHICAGO TITLE AND TRUST COMPANY

Dated: November ____, 2009	By:	/s/
Name
Title

EXHIBIT A

List of Transactions

1.	Furrs 1, Furrs 2, Sierra 24 and Sierra 25 (“Furrs/Sierra Transaction”)

2.	Oblio Telecom, Inc., Titan Wireless Communications, Inc., Start Talk, Inc., Titan Card Services, Inc. and Titan Communications, Inc. (“Oblio Transaction”)

3.	Titan Electronics, Inc. (f/k/a Titan PCB West, Inc.), Titan East, Inc. (f/k/a Titan PCB East, Inc.) and Titan Nexus, Inc. (“Titan Electronics Transaction”)

4.	Titan Apparel, Inc. (“Titan Apparel Transaction”)

5.	Marine Growth Ventures Inc. (“MGV Transaction”)

6.	USA Detergents (“USAD Transaction”)

7.	Planet Direct, Inc. f/k/a Pinless, Inc. (“Planet Direct Transaction”)

8.           Titan Nexus, Inc. (“Titan Nexus Transaction”)

9.           Appalachian Oil Company (“Appco Transaction”)

A-1

EXHIBIT B

Legal Descriptions of the Projects

PROJECT ONE:

PARCEL 1A (FEE) FURRS 1, LLC:

Portions of Tracts B and C, STARDUST SKIES, Unit 4, as the same are shown and designated on the plat entitled "UNIT 4 OF STARDUST SKIES, AN ADDITION TO THE CITY OF ALBUQUERQUE, NEW MEXICO", filed in the Office of the County Clerk of Bernalillo County, New Mexico on May 12, 1960 in Volume D-2, folio 97 and being more particularly described as follows: BEGINNING at the most Northeasterly corner of the parcel herein described a point on the Southerly right of way line of Montgomery Boulevard N.E. (a 5/8" rebar and survcap stamped "HUGG LS 5823"), whence the Northeast corner of Tract A of said Stardust Skies, Unit 4 bears S. 89° 46' 00" W., 256.10 feet distant (informational tie only); Thence, S. 01° 24' 37" W., 359.78 feet to the Southeast corner of the parcel herein described (a cross (X) scribed on the concrete sidewalk set); Thence, S. 89° 46' 00" W., 406.41 feet to the Southwest corner of the Parcel herein described (a PK nail and shinner in the asphalt found in place) a point on the Easterly right of way line of Louisiana Boulevard N.E.; Thence, N. 01° 24' 37" E., 159.89 feet along said Easterly right of way line of Louisiana Boulevard N.E. to a point (a concrete nail and brass disc stamped L.S. 5823 set in the asphalt); Thence, N. 89° 46' 00" E., 175.31 feet to a point (a concrete nail and brass disc stamped L.S. 5823 set in the north face of a curb); Thence, N. 01 ° 24' 37" E., 199.89 feet to the most Northwesterly corner of the parcel herein described (a 1/2" rebar found in place) a point on said Southerly right of way line of Montgomery Boulevard N.E.; Thence, N. 89° 46' 00" E., 231.10 feet along said Southerly right of way line of Montgomery Boulevard N.E. to the Northeast corner and point of beginning of the parcel herein described.

PARCEL 1B (LEASEHOLD) FURRS 1, LLC:

Portions of Tracts B and C, STARDUST SKIES, UNIT 4 as the same are shown and designated on the plat entitled "UNIT 4 of STARDUST SKIES, AN ADDITION TO THE CITY OF ALBUQUERQUE, NEW MEXICO", filed in the office of the County Clerk of Bernalillo County, New Mexico on May 12, 1960 in Volume D-2, folio 97 and being more particularly described as follows: BEGINNING at the most Northwesterly corner of the parcel herein described a point on the Southerly right of way line of Montgomery Boulevard N.E. (a 5/8" rebar and survcap stamped HUGG LS 5823" set), whence the Northeast corner of Tract A of said Stardust Skies, Unit 4 bears S. 89° 46' 00" W., 256.10 feet distant (informational tie only); Thence, N. 89° 46' 00" E., 100.00 feet along said Southerly right of way line of Montgomery Boulevard N.E. to the Northeast corner of the Tract herein described (a 5/8" rebar and survcap stamped "HUGG LS 5823" set); Thence, S. 01° 24' 37" W., 360.61 feet to a point, (a 5/8" rebar and survcap stamped "HUGG L.S. 5823" set); Thence, S. 47° 47' 24" E., 34.55 feet to a point on a curve on the Northwesterly right of way line of Natalie Avenue N.E., (a 5/8" rebar and survcap stamped "HUGG L.S. 5823" set); Thence, Southwesterly and Northwesterly along the Northwesterly, Westerly and Northerly right of way line of Natalie Avenue N.E. for the following Seven (7) courses: Southwesterly, 131.26 feet along the arc of a curve to the left (said curve having a radius of 180.00 feet and a chord which bears S. 21° 19' 08" W., 128.37 feet) to a point of tangency (a 5/8" rebar and survcap stamped "HUGG L.S. 5823" set); Thence, S. 00° 25' 40" W., 106.72 feet to a point of curvature, (a 5/8" rebar found in place); Thence, Southwesterly, 39.27 feet along the arc of a curve to the right (said curve having a radius of 25.00 feet and a chord which bears S. 45° 25' 40" W., 35.35 feet) to a point of compound curvature and the most Southeasterly corner of the parcel herein described, (a concrete nail and shinner in asphalt found in place); Thence Northwesterly 115.53 feet along the arc of a curve to the right (said curve having a radius of 811.62 feet and a chord which bears N. 85° 29' 40" W, 115.43 feet) to a point of Tangency, (a 5/8" rebar and survcap stamped "HUGG L.S. 5823" set); Thence, N. 81° 25' 00" W., 203.10 feet to a point of curvature, (a 5/8" rebar and survcap stamped "HUGG L.S. 5823" set); Thence, Northwesterly, 124.07 feet along the arc of a curve to the left (said curve having a radius of 871.62 feet and a chord which bears N. 85° 29' 40" W., 123.96 feet) to a point of reverse curvature and the most Southwesterly corner of the parcel herein described, (a 5/8" rebar and Survcap stamped "HUGG L.S. 5823" set); Thence, Northwesterly, 39.57 feet along the arc of a curve to the right (said curve having a radius of 24.92 feet and a chord which bears N. 44° 04' 52" W., 35.55 feet) to a point of tangency on the Easterly right of way line of Louisiana Boulevard N.E., (a 5/8" rebar and survcap stamped "HUGG L.S. 5823" set); Thence, N 01° 24' 37" E., 198.50 feet along said Easterly right of way line of Louisiana Boulevard N.E. to a point, (a PK nail and shinner in the asphalt found in place); Thence, N. 89° 46' 00" E., 406.41 feet to a point (a cross (X) scribed on concrete sidewalk set); Thence, N. 01° 24' 37" E., 359.78 feet to the most Northwesterly corner and point of beginning of the parcel herein described.

SAVE AND EXCEPTING THE FOLLOWING:

A certain tract of land located within the Corporate limits of the City of Albuquerque, New Mexico, comprising a portion of Tract C, Unit 4, of the Stardust Skies Addition, as shown on the plat filed in the office of the County Clerk of Bernalillo County on May 12, 1960, and being more particularly described as follows: BEGINNING at a point whence the south southeast return of the southwest corner of Tract C, Bears N. 88° 21' 20" W., a distance of 37.02 feet; Thence, N. 00 29' 01" W., a distance of 209.52 feet; Thence, N. 89 30' 59" E., a distance of 173.00 feet; Thence, S. 00° 29' 01" E., a distance of 232.72 feet; Thence, N. 81° 25' 00" W., a distance of 87.59 feet; Thence, along the arc of a curve to the left with delta = 05° 43' 19", R = 871.62, and L 87.05 feet to the point of beginning.

PARCEL 1C (EASEMENT) FURRS 1, LLC:

A non exclusive easement for roadways, walkways, ingress and egress and parking of motor vehicles as set forth in those certain Grant of Easements with Covenants and Restrictions Affecting Land and Amendments thereto recorded in Book Misc. 160, page 688; in Book Misc. 306, page 257; in Book Misc. 431, page 576; in Book Misc. 665, page 101; in Book Misc. 964, page 611 and in Book Misc. 224-A, page 649, records of Bernalillo County, New Mexico, located upon Tract A-1 of a replat of Tract A and a portion of Tract C of Unit No. 4 of STARDUST SKIES, an Addition to the City of Albuquerque, New Mexico, as the same is shown and designated on the replat of said addition, filed in the Office of the County Clerk of Bernalillo County, New Mexico, on January 30, 1970, in Plat Book A-2, folio 195; Tract M of Plat of Tract M, a replat of the remainder of Tracts B and C Stardust Skies Unit No. 4, Albuquerque, New Mexico, as the same is shown and designated on the replat of said addition, filed in the office of the County Clerk of Bernalillo County, New Mexico, on March 12, 1985, in Plat Book C-26, page 136; and Tracts B and C, Stardust Skies, Unit 4, as the same are shown and designated on the plat entitled "Unit 4 of Stardust Skies, an addition to the City of Albuquerque, New Mexico", filed in the Office of the County Clerk of Bernalillo County, New Mexico on May 12, 1960 in Volume D-2, folio 97.

B-1

PROJECT TWO:

PARCEL 2A (FEE) FURRS 2, LLC:

Parcel 1 of MOUNTAIN RUN SUBDIVISION, as the same is shown and designated on the plat thereof, filed in the Office of the County Clerk of Bernalillo County, New Mexico, on December 8, 1983, in Volume C-22, folio 148 and being more particularly described as follows: BEGINNING at the Southeast corner of said Parcel 1, (a cross (X) scribed in concrete set), said corner also being the Southwest corner of Parcel 2 of said Mountain Run Subdivision whence the Albuquerque City Survey Monument :1 E2 1 A" bears S. 71° 15' 37" W., 643.28 feet distant; Thence, N. 5° 00' 00" W., 299.14 feet along the Southerly boundary line of said Parcel 1 to a non tangential point of curvature (a cross (X) scribed on the concrete sidewalk set); Thence northeasterly 5.10 feet along the arc of a curve to the right (said curve having a radius of 15.00 feet and a chord which bears N. 23° 15' 52" E., 5.07 feet) to a point of Tangency on the Southeasterly right of way line of Eubank Boulevard N.E. (a cross (X) scribed on the concrete sidewalk set); Thence Northeasterly along said Southeasterly right of way line of Eubank Boulevard N.E. for the following four (4) courses: Thence, N. 33° 00' 00" E., 275.02 feet to a point of curvature (a cross (X) scribed on the concrete sidewalk); Thence, Northeasterly, 39.73 feet along the arc of a curve to the right (said curve having a radius of 140.00 feet and a chord which bears N. 41 ° 07' 48" E., 39.60 feet) to a point of reverse curvature (a cross (X) scribed on the concrete sidewalk set); Thence, Northeasterly 45.21 feet along the arc of a curve to the left (said curve having a radius of 160.00 feet and a chord which bears N. 41° 07' 48" E., 45.25 feet) to a point of tangency (a cross (X) scribed on the concrete sidewalk set); Thence, N. 33° 00' 00" E., 35.98 feet to the Northwest corner of said Parcel 1 also being the Southwest corner of Parcel 2 of said Mountain Run Subdivision (a cross (X) scribed on the concrete sidewalk set); Thence, S 57° 00' 00" E., 288.00 feet to the Northeast corner of said Parcel 1 (a concrete nail and brass disc stamped "LS 5823" set in the asphalt); Thence, S. 33° 00' 00" W., 400.00 feet to the Southeast corner and point of said Parcel 1.

PARCEL 2B (NON EXCLUSIVE EASEMENT) FURRS 2, LLC:

A non exclusive easement for roadways, walkways, ingress and egress, the parking of motor vehicles and use of facilities installed for the comfort and convenience of customers, invitees and employees on the Common Area, as set forth in Easements with Covenants and Restrictions Affecting Land (ECR) filed March 15, 1984 in Book Misc. 98-A, page 164-177, as Document No. 1984-018408, records of Bernalillo County, New Mexico, located upon Parcel II of MOUNTAIN RUN SUBDIVISION, as the same is shown and designated on the Amended Subdivision Plat thereof, filed in the Office of the County Clerk of Bernalillo County, New Mexico on December 8, 1983, in Volume C-22, folio 148.

PARCEL 2C (EASEMENT) FURRS 2, LLC:

Easements for Common Parking Areas and Access Drives, located upon Parcel II, for the use of Parcels I, III and IV of MOUNTAIN RUN SUBDIVISION, as the same is shown and designated as NOTE 8 on the Amended Subdivision Plat thereof, filed in the Office of the County Clerk of Bernalillo County, New Mexico on December 8, 1983 in Volume C-22, folio 148.

PROJECT THREE:

That part of the Northeast 1/4 of Section 21, Town 6 North, Range 21 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin, bounded and described as follows:

Commencing at the Northeast corner of the Northeast 1/4 of Section 21; thence South 00° 17' 22" East along the East line of said 1/4 Section 479.41 feet to a point; thence South 88° 24' 43" West and parallel with the North line of said 1/4 Section 330.50 feet to a point; thence North 0° 17' 22" West and parallel with the East line of said 1/4 Section 479.41 feet to a point on the North line of said 1/4 Section; thence North 88° 24' 43" East along the North line of said 1/4 Section 330.50 feet to the point of commencement. EXCEPT the North 55 feet and the East 60 feet thereof.

Tax Key No:       570-9994-111-3

Address:             3951 S. 76th Street

PROJECT FOUR:

PARCEL 1:

Lots 29, 30, 31 and 32, Block 242, in Cambridge Subdivision, being a part of Lot 6, in Section 21 and Lots 15 and 16, Block 198, in Rogers Addition, in the Northeast 1/4 of Section 21, Town 7 North, Range 22 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin.

ALSO Lots 2, 3, 4 and 5, Block B, in the Subdivision of Southwest 1/4 of the Northeast 1/4 of Section 21, Town 7 North, Range 22 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin.

PARCEL 2:

Lot 28, Block 242, Cambridge Subdivision, being a part of Lot 6, in Section 21 and Lots 15 and 16, Block 198, in Rogers Addition, in the Northeast 1/4 of Section 21, Town 7 North, Range 22 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin.

Tax Key No: 355-0054-100-6

Address:                      1414-1438 East Brady Street

B-2

EXHIBIT C

Form of Stipulations to Dismiss

STATE OF WISCONSIN	:	CIRCUIT COURT	:	MILWAUKEE COUNTY

GREYSTONE BUSINESS CREDIT II, LLC, Plaintiff, v. SIERRA CENTER TWENTY FOUR, LLC and SIERRA CENTER TWENTY FIVE, Defendants.	Case No. 09-CV-005138

STIPULATION AND ORDER FOR DISMISSAL

NOW COME Plaintiff Greystone Business Credit II, LLC, by and through their counsel, Michael Best & Friedrich LLP, and Defendants Sierra Center Twenty Four, LLC and Sierra Center Twenty Five, by and through their counsel, Kravit, Hovel & Krawczyk S.C., and for the parties’ Joint Stipulation to Dismiss with Prejudice hereby stipulate as follows:

The claims of Plaintiff Greystone Business Credit II, LLC, should be dismissed forthwith with prejudice pursuant to settlement, with each party to bear their/its own costs and attorneys fees related to such claims.

WHEREFORE the Parties respectfully request that the Court issue an Order dismissing the claims of Plaintiff Greystone Business Credit II, LLC with prejudice, and directing that each party bear their/its own costs and attorneys fees related to such claims.

MICHAEL BEST & FRIEDRICH LLP

Attorneys for Plaintiff Greystone Business Credit II, LLC

/s/
Paul E. Benson	Dated:
Miriam S. Fleming

KRAVIT, HOVEL & KRAWCZYK S.C.,

Attorneys for Defendants Sierra Center Twenty Four, LLC
and Sierra Center Twenty Five

/s/
Stephen E. Kravit	Dated:

STATE OF WISCONSIN	:	CIRCUIT COURT	:	MILWAUKEE COUNTY

GREYSTONE BUSINESS CREDIT II, LLC, Plaintiff, v. SIERRA CENTER TWENTY FOUR, LLC and SIERRA CENTER TWENTY FIVE, Defendants.	Case No. 09-CV-005138

ORDER

This matter having come before the Court upon the Parties’ Joint Stipulation to Dismiss with Prejudice, the Court having considered the Stipulation and being otherwise fully advised in the premises, IT IS HEREBY ORDERED THAT:
1.           Plaintiffs’ claims are dismissed with prejudice; and
2.           Each party shall bear its own costs and attorneys fees related to these claims.

Dated this ____ day of November, 2009.

BY THE COURT:

Honorable Mel Flanagan
Circuit Court Judge

STATE OF WISCONSIN	:	CIRCUIT COURT	:	MILWAUKEE COUNTY

FURRS 1, LLC, FURRS 2, LLC, SIERRA CENTER TWENTY FOUR, LLC and SIERRA CENTER TWENTY FIVE, Plaintiffs, v. GREYSTONE BUSINESS CREDIT II, LLC, GBC FUNDING, LLC and GREYSTONE & CO., INC., Defendants.	Case No. 09-CV-004855

STIPULATION AND ORDER FOR DISMISSAL

NOW COME Plaintiffs, Furrs 1, LLC, Furrs 2, LLC, Sierra Center Twenty Four, LLC and Sierra Center Twenty Five, by and through their counsel, Kravit, Hovel & Krawczyk S.C., and Defendants, Greystone Business Credit II, LLC, GBC Funding, LLC and Greystone & Co., Inc., by and through their counsel, Michael Best & Friedrich LLP, and for the parties’ Joint Stipulation to Dismiss with Prejudice hereby stipulate as follows:

The claims of Plaintiffs, Furrs 1, LLC, Furrs 2, LLC, Sierra Center Twenty Four, LLC and Sierra Center Twenty Five, should be dismissed forthwith with prejudice pursuant to settlement, with each party to bear their/its own costs and attorneys fees related to such claims.

WHEREFORE the Parties respectfully request that the Court issue an Order dismissing the claims of Plaintiffs, Furrs 1, LLC, Furrs 2, LLC, Sierra Center Twenty Four, LLC and Sierra Center Twenty Five with prejudice, and directing that each party bear his/its own costs and attorneys fees related to such claims.

KRAVIT, HOVEL & KRAWCZYK, S.C.

Attorneys for Plaintiffs Furrs 1, LLC, Furrs 2, LLC,
Sierra Center Twenty Four, LLC, and
Sierra Center Twenty Five

By:
Stephen E. Kravit	Dated:

MICHAEL BEST & FRIEDRICH LLP

Attorneys for Defendants
Greystone Business Credit II, LLC, GBC Funding, LLC
and Greystone & Co., Inc.

By:
Paul E. Benson	Dated:
Miriam S. Fleming

STATE OF WISCONSIN	:	CIRCUIT COURT	:	MILWAUKEE COUNTY

FURRS 1, LLC, FURRS 2, LLC, SIERRA CENTER TWENTY FOUR, LLC and SIERRA CENTER TWENTY FIVE, Plaintiffs, v. GREYSTONE BUSINESS CREDIT II, LLC, GBC FUNDING, LLC and GREYSTONE & CO., INC., Defendants.	Case No. 09-CV-004855

ORDER FOR DISMISSAL

This matter having come before the Court upon the Parties’ Joint Stipulation to Dismiss with Prejudice, the Court having considered the Stipulation and being otherwise fully advised in the premises, IT IS HEREBY ORDERED THAT:

1.           Plaintiffs’ claims are dismissed with prejudice; and
2.           Each party shall bear its own costs and attorneys fees related to these claims.

Dated this _____ day of _______________, 2009.

BY THE COURT:

Honorable Mel Flanagan
Circuit Court Judge

STATE OF NEW MEXICO
SECOND JUDICIAL DISTRICT COURT
COUNTY OF BERNALILLO

GREYSTONE BUSINESS CREDIT II, L.L.C.,
a Delaware limited liability company, and
GBC FUNDING, LLC, a Delaware limited liability company,

Plaintiffs,
v.                                                                                     Case No. CV-2009-03830

FURRS 1, LLC, a Delaware
limited liability company, and
FURRS 2, LLC, a Delaware limited
liability company,

Defendants.

FURRS 1, L.L.C., a Delaware
limited liability company, and
FURRS 2, L.L.C., a Delaware limited
liability company,

                         Counter-Claimants,
v.

GREYSTONE BUSINESS CREDIT II,
L.L.C., a Delaware limited liability company, and
GBC FUNDING, LLC, a Delaware limited liability company,

                         Counter-Defendant.

STIPULATION OF DISMISSAL [WITH PREJUDICE]
PURSUANT TO NMRA 1-041.A(1)(b)

Plaintiffs and Counter-Defendants GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, and GBC FUNDING, LLC, a Delaware limited liability company, by counsel, and Defendants and Counter-Claimants FURRS 1, LLC, a Delaware limited liability company, and FURRS 2, LLC, a Delaware limited liability company, by counsel, having settled this matter, hereby stipulate as follows:

1.           The parties stipulate to the dismissal of this action with prejudice in its entirety pursuant to NMRA Rule 1-041.A(1)(b).  Each party shall bear its own fees, costs and expenses incurred in this matter.
2.           The parties jointly request that this Court vacate its prior order of September __, 2009, which directed that certain rent payments be made directly to Fortress Investment Group.
Approved and Submitted by:

SILVA, SAUCEDO, & GONZALES, P.C.

By ______________________________
Benjamin Silva Jr.
Steven L. Gonzales
Anita M. Kelley
201 Third Street NW, Suite 1800
P.O. Box 100
Albuquerque, New Mexico 87103
505-246-8300
505-246-0707 (fax)
Attorneys for Defendants/Counter-Claimants

THUMA & WALKER, P.C.

By  _______________________________
Thomas D. Walker
Edward A. Mazel
500 Marquette NW, Suite 650
Albuquerque, NM 87102
(505) 766-9272
(505) 766-9287 (fax)

GREENBERG TRAURIG, LLP
José A. Isasi (admitted pro hac vice)
Kathryn A. Dugan
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
(312) 456-6587
(312) 456-8435 (fax)
Attorneys for Plaintiffs/Counter-Defendants

NO.  T-340-09

FEDERAL COURT
ADMIRALTY ACTION IN REM AGAINST
THE SHIP “PACIFIC AURORA”
AND IN PERSONAM

BETWEEN:
GREYSTONE BUSINESS CREDIT II, L.L.C.
PLAINTIFF
(Defendant by Counterclaim)

AND:

MARINE GROWTH CANADA LTD.,
MARINE GROWTH FINANCE & CHARTER, INC.,
MARINE GROWTH VENTURES, INC.,
FRACTIONAL MARINE INC., and
ALL OTHERS INTERESTED IN THE SHIP ‘PACIFIC AURORA”

DEFENDANTS
(Plaintiffs by Counterclaim)

STIPULATION AND CONSENT ORDER

ON THE APPLICATION of the Plaintiff, Greystone Business Credit II, L.L.C., without a hearing, by consent;

THIS COURT ORDERS that:

1)
The claims brought by Plaintiff against the named Defendants and the counterclaims brought by the named Defendants (against the Plaintiff by the named Defendants proceedings be dismissed, without costs to any party;

2)	Such dismissal be for all intents and purposes of the same force and effect as if the Order had been pronounced at the trial of this action on the merits.

DATED: _______________.                                                                        ____________________________________

So Stipulated (by counterparts):

_______________________ date:                                                             _____________________  date:
Boughton Law Corporation                                                                           Bull, Housser & Tupper LLP
700-595 Burrard Street                                                                                 3000 Royal Centre
Vancouver, BC V7X 1S8                                                                              1055 W. George Street
                                                                                                                    Vancouver, BC V6E 3R3
Counsel for Plaintiff/                                                                                      Counsel for Defendant/ CounterdefendantsCounterplaintiffs

EXHIBIT D

AMENDED AND RESTATED NOTE

THIS AMENDED AND RESTATED NOTE (this “Note"), is made as of November ___, 2009, by and between SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company (“Borrower”), and GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, its successors and assigns ("Lender").

RECITALS:

A.           Borrower is one of the obligors under that certain Note dated November 13, 2007 made by Furrs 1, LLC, a Delaware limited liability company (“Furrs 1”), Furrs 2, LLC, a Delaware limited liability company (“Furrs 2”), Sierra Center Twenty Five, A Limited Liability Company, a Wisconsin limited liability company (“Sierra 25”), and Borrower in favor of Lender (the “Original Note”), which Original Note was secured, in part, by that certain Senior Real Property Mortgage and Assignment of Leases and Rents dated November 13, 2007 and recorded on November 15, 2007 as Document No. 9524013, together with the First Amendment thereto dated November 30, 2008 and recorded on March 20, 2009 as Document No. 9714064 (collectively, the “Original Mortgage”) encumbering Borrower’s property located at 3921-3953 S. 76th Street, Milwaukee, Wisconsin (the “Property”).

B.           Lender is the holder of the Original Note and the Original Mortgage.

C.           Borrower and Lender are parties to that certain Settlement Agreement of even date herewith (“Settlement Agreement”) pursuant to which, inter alia, Furrs 1, Furrs 2 and Sierra 25 are each conveying fee simple and leasehold title to the real property owned by each respective party to Lender or Lender’s nominee.

D.           Pursuant to the Settlement Agreement, Borrower and Lender are modifying, amending and restating in its entirety the Original Mortgage pursuant to that certain Amended and Restated Real Property Mortgage and Assignment of Leases and Rents, dated as of the date hereof, as the same may hereafter be amended, modified or supplemented (the “Mortgage”).

E.           Borrower and Lender desire to amend and restate the Original Note in its entirety on the terms and conditions provided in this Note as hereinafter set forth and to substitute this Note for the Original Note.

F.           This Note does not evidence any new loan or new advance or re-loan or re-advance.

G.           Borrower and Lender intend these Recitals to be a material part of this Note.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

I
PAYMENT TERMS

1.1. The Promise to Pay.  Borrower hereby promises to pay to the order of Lender the principal amount of One Million Dollars ($1,000,000) in lawful money of the United States of America with interest on the unpaid balance thereof computed on the basis of the actual number of days elapsed in a year of 360 days, from the date hereof at the rate of eight percent (8%) interest per annum until paid on the terms and conditions set forth herein.

1.2. Payment Terms.  Payments of interest only shall be payable to Lender in monthly installments of Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($6,666.67), c/o Lender at 152 West 57th Street, 11th Floor, New York, New York 10019.  Notwithstanding the foregoing, the first installment, which shall be due and payable on December 10, 2009, shall be the prorated amount equal to the monthly installment multiplied by a fraction equal to the number of days remaining in the month of November after the date of this Note divided by thirty.  Each installment thereafter shall be in the full amount set forth above and shall be due on the 10th day of each month until this Note is fully paid.  The final maturity date of this Note is _____________, 2010, on which date Borrower shall have repaid all outstanding amounts due under this Note.  If any payment hereunder becomes due on a Saturday, Sunday or legal holiday under the laws of the State of New York, then the due date shall be extended to the next succeeding business day.

II

ADDITIONAL COVENANTS

2.1. Acceleration.  If (a) any amount under this Note is not paid when due (by maturity, acceleration or otherwise) (“Event of Default”), or (b) the right to enforce the Mortgage shall accrue to the holder thereof, whether or not foreclosure proceedings have been commenced, then, at the election of the holder of this Note and without notice, the unpaid principal sum of this Note, together with accrued interest thereon, and all other fees and charges payable hereunder shall at once become immediately due and payable.

2.2. Default Interest. Following the occurrence of an Event of Default, the unpaid principal balance of this Note shall bear interest at the rate of fifteen percent (15%) per annum (“Default Rate”).

2.3. Waiver.  Borrower and any other parties hereafter liable for the debt (including, without restricting the foregoing, any endorsers, sureties and guarantors) represented by this Note, hereby (a) waive presentment and demand for payment, notice of dishonor, protest and notice of protest and/or nonpayment, notice of intention to accelerate and all other notices other than those specifically required by the Mortgage and (b) agree that the time of payment of that debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Mortgage or the liability of Borrower or any such other parties, the right of recourse against any such parties being hereby reserved by the holder hereof.  No release of any security for the indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or any other loan document made by agreement between Lender or any other person or entity (the “Loan Documents”) shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, or of any other person or entity who may become liable for the payment of all or any part of the indebtedness under this Note, the Mortgage or any other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or any other Loan Documents. The agreements herein contained shall remain in force and applicable, notwithstanding any changes in the members comprising Borrower, and the term "Borrower," as used herein, shall include any alternate or successor company, but any predecessor company shall not thereby be released from any liability. Nothing contained in this grammatical paragraph is intended to or shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entity which may be set forth in the Mortgage or any other Loan Document.

2.4. Collection. In the event of a default in the payment of any amount due hereunder, the holder hereof may exercise any remedy or remedies, in any combination whatsoever, available by operation of law or under any instrument given as security for this Note and such holder shall be entitled to collect its reasonable costs of collection, including attorneys' fees, which shall be additional indebtedness.  For purposes of the preceding sentence, Lender's attorneys' fees shall be deemed to include compensation to staff counsel, if any, of Lender in addition to the fees of any other attorneys engaged by Lender, Lender may, and Borrower hereby authorizes Lender to, charge any account of Borrower held by Lender and apply any and all balances, credits, deposits, accounts, monies, reserves, certificates of deposit, cash equivalents and other assets of or in the name of Borrower held by Lender to the indebtedness evidenced hereby, and Lender may pursue all its rights and remedies against Borrower under the Loan Documents.

2.5. GOVERNING LAW.  THE TERMS OF THE LOAN EVIDENCED BY THIS NOTE AND THIS NOTE WERE EACH NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THEREFORE, THIS NOTE SHALL BE CONSTRUED AND INTERPRETED WITH, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES); PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY TO THE CREATION, PERFECTION AND ENFORCEMENT OF ANY LIENS, SECURITY INTERESTS AND ENCUMBRANCES GRANTED OR CREATED BY THE MORTGAGE ON REAL OR PERSONAL PROPERTY LOCATED IN SUCH STATE WHERE THE PROPERTY IS LOCATED AND THE MANAGEMENT, OPERATION, DISPOSITION AND REALIZATION OF THE SECURITY PROVIDED THEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE LAWS OF THE STATE OF NEW YORK SHALL APPLY TO ALL MATTERS RELATING TO THE CHARGING AND COLLECTION OF INTEREST UNDER THIS NOTE OR WITH RESPECT TO OTHER SECURED OBLIGATIONS UNDER THE MORTGAGE, AND TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

2.6. Severability.  If any term, restriction or covenant of this instrument is deemed illegal or unenforceable, all other terms, restrictions and covenants and the application thereof to all persons and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstance is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

2.7. Notices. All notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Note to Borrower or Lender shall be directed to Borrower or Lender as the case may be at their respective addresses as set forth in the Settlement Agreement. Notices shall be delivered in accordance with the methods for the giving of notices that are provided under the Settlement Agreement.

2.8. WAIVER OF JURY TRIAL.  BORROWER AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE OR ANY OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGE THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THE SETTLEMENT AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

2.9. CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK, STATE OF NEW YORK PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THE SETTLEMENT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

2.10. Mortgage .  The obligations evidenced by this Note are secured by the Mortgage.  All terms, covenants and conditions contained in the Mortgage are hereby incorporated herein by reference to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them or cause them to be kept and performed, strictly in accordance with their terms.

2.11. No Modification, Waiver.  No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by Borrower and Lender.

2.12. Joint and Several Obligations. The obligations evidenced hereby shall be the joint and several obligations of all signatories or makers of this Note. The obligations, liabilities, representations, warranties, covenants, certifications, agreements and all other terms and provisions of this Note shall bind Borrower individually and collectively, jointly and severally.

2.13. Transfer of Note. Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall from that date forward forever be relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

2.14. Counterparts.  This Note may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[The balance of this page is blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

BORROWER:

SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company

By:           Woodland Court, Inc., a Wisconsin corporation, its managing member

By:     ______________________________
Name:  David M. Marks
Title:    President

LENDER: GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company By: ____________________________ Name: Allison W. Berman Its: Vice President

EXHIBIT E

Amended and Restated Mortgage

THIS DOCUMENT PREPARED BY AND AFTER RECORDING RETURN TO:

Laurence B. Dobkin Esq.
Greenberg Traurig, LLP
77 West Wacker Drive, Suite 3100
Chicago, Illinois  60601

Property Address

3921-3953 South 76th Street Milwaukee, WI 53220

AMENDED AND RESTATED
SENIOR REAL PROPERTY MORTGAGE AND

ASSIGNMENT OF LEASES AND RENTS

(Milwaukee County, Wisconsin)

(THIS IS NOT HOMESTEAD PROPERTY)

THIS AMENDED AND RESTATED SENIOR REAL PROPERTY MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS (“Mortgage”) is made as of this ______ day of November, 2009 by SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company (“Borrower”), having an address at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202, in favor GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company (“Lender”) having an address at 152 West 57th Street, 60th Floor, New York, New York 10019, pursuant to a certain Settlement Agreement of even date herewith (the “Settlement Agreement”) by and among the Greystone Parties and the Crivello Parties.  Capitalized terms used in this Mortgage and not defined in this Mortgage, but defined in the Settlement Agreement, shall have the meanings given them in the Settlement Agreement.

RECITALS:

A.           Borrower is the fee owner of the real property described on Exhibit A attached hereto (the “Land”) and Lender is the owner and holder of that certain Senior Real Property Mortgage and Assignment of Leases and Rents dated November 13, 2007 and recorded on November 15, 2007 as Document No. 9524013, together with that certain First Amendment thereto dated November 30, 2008 and recorded on March 20, 2009 as Document No. 9714064 (collectively, “Original Mortgage”) and of the note secured thereby (“Original Note”).

B.           Pursuant to the Settlement Agreement, Borrower and Lender have agreed, inter alia, to modify the terms of the Original Note.

C.           Borrower is executing this Mortgage and that certain Amended and Restated Note of even date herewith (the “Note”), to amend, restate and supersede the Original Mortgage and the Original Note in their entirety.

NOW, THEREFORE, to secure (i) payment of all obligations of Borrower to Lender with respect to the Note and otherwise from time to time for the payment of money under or with respect to any other loan documents (“Loan Documents”) securing the Note (the “Indebtedness”), and (ii) the performance of the payment or performance of any and all obligations of Borrower and/or guarantors to Lender under the Loan Documents (the “Obligations”), including the covenants and agreements herein contained and contained in the other Loan Documents (the Indebtedness and Obligations, are collectively, the “Secured Obligations”), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby irrevocably and absolutely does by these presents convey, mortgage, warrant, assign, transfer, pledge and deliver to Lender, its successors and assigns, with all powers of sale (if any) and all statutory rights under the applicable laws of the State where the Property is located (the “State”), the following described property, rights and interests, together with all of Borrower’s hereafter acquired estate, right, title or interest in or to, such property, rights and interests (collectively referred to as the “Property”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Land (defined below) and not secondarily:

(a)           The real property legally described in EXHIBIT A attached hereto (the “Land”);

(b)           All buildings, structures and improvements of every nature whatsoever now or hereafter erected or situated on the Land, and all fixtures now owned or hereafter acquired by Borrower, on or used in connection with the Land or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all right, title and interest of Borrower in and to any such fixtures together with the benefit of any deposits or payments now or hereafter made on such fixtures by or on behalf of Borrower;

(c)           All easements, rights-of-way, licenses, permits, rights of use or occupancy, privileges, tenements, appendages, hereditaments and appurtenances and other rights and privileges thereunto belonging or in any wise appertaining to the Land, whether now or in the future, and all the rents, issues, profits, reversions and remainders therefrom;

(d)           All right, title and interest, if any, of Borrower, in and to the land lying within any street, alley, avenue, roadway or right-of-way open or proposed or hereafter vacated in front of or adjoining the Land; and all right, title and interest, if any, of Borrower in and to any strips and gores adjoining the Land,

(e)           All rents, revenues, issues, profits, proceeds, income, royalties, security deposits, impounds, reserves, tax refunds, termination payments, cancellation payments, option payments, service reimbursements, prepaid rents, royalties, damages payable upon a default under any Lease (as herein defined), concession fees, lease termination payments, and other rights to revenues from the Property and/or the businesses and operations conducted by Borrower on the Property (collectively, the “Rents”);

(f)           All right, title and interest of Borrower in all leases, subleases, license agreements, concession agreements, and other occupancy agreements of any nature now or hereafter on the Property whether written or oral (collectively, “Leases”), together with all guaranties thereof and security therefor and all monies payable thereunder;

(g)           All proceeds of the foregoing, together with any and all judgments, awards, payments or insurance proceeds, including interest thereon, and the right to receive the same, which may be paid or payable with respect to the Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any fire, casualty, accident, damage or other injury to or decrease in the value of the Property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Lender, and of the reasonable counsel fees, costs and disbursements incurred by Lender in connection with the collection of such award or payment, and the proceeds of any sale, option or contract to sell the Property or any portion thereof.

TO HAVE AND TO HOLD the Property with all rights, privileges and appurtenances thereunto belonging, and all rents, issues and profits therefrom, and all right to possession of the Property after any default by Borrower under the Settlement Agreement, the Note, this Mortgage or any other Loan Document (collectively, “Event of Default”) unto Lender, its successors and assigns, forever, to secure the prompt payment and performance of all of the Secured Obligations, which include, without limitation, the following:

(i)           payment of all principal, and all other Indebtedness, any other interest and prepayment fees, if any, evidenced by, and in accordance with the terms of, the Note and the Settlement Agreement, and any and all charges, additional indebtedness accruing to Lender on account of any future payments, advances or expenditures made by Lender pursuant to the Settlement Agreement, the Note or this Mortgage and any additional sums with interest thereon which may be loaned to Borrower by Lender (provided, however, that the Secured Obligations shall in no event exceed 300% of the principal amount of the Note); and

(ii)           the due, prompt and complete performance of each and every covenant, condition, agreement, representation, warranties and other liabilities and obligations of Borrower or any other obligor contained in the Settlement Agreement, this Mortgage, the Note, and every other Loan Document.

BORROWER FURTHER AGREES AS FOLLOWS:

18. Title.  Borrower hereby represents, warrants and covenants Borrower is the holder of fee simple title to the Property, free and clear of any liens and encumbrances except for the covenants, conditions and restrictions of record (“Permitted Exceptions”) shown on Schedule B of that certain title commitment pertaining to the Property dated November 9, 2009 issued by Chicago Title Insurance Company, and that Borrower has legal power and authority to mortgage and convey the Property. At Borrower’s sole expense, Borrower shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Lender created under it, against all adverse claims. Borrower shall give Lender prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim. Lender may, at the expense of Borrower, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Lender in connection with or relating to any part of the Property or this Mortgage

19. Effect of Extensions of Time.  If the payment, or performance of the Secured Obligations or any part thereof, is extended or varied, if the rate of interest charged under the Note is changed or if the time for payment or performance of the Secured Obligations is extended or varied, or if all or any part of any security for the payment or performance of the Secured Obligations is released, or if any person or entity liable for the payment or performance of the Secured Obligations is released, or if Lender takes other or additional security for the payment or performance of the Secured Obligations, or if Lender waives or fails to exercise any right granted in this Mortgage, or in the Note, or in any Loan Document, all persons now or at any time hereafter liable for the payment or performance of the Secured Obligations, or any part thereof, or interested in the Property shall be deemed to have assented to such extension, variation, release, change, waiver, failure to exercise or the taking of additional security, and their liability and the lien and all provisions of this Mortgage shall continue in full force, the right of recourse against all such persons being expressly reserved by Lender, notwithstanding such extension, variation, release, waiver, failure to exercise, or the taking of additional security.

20. Assignment of Leases and Rents.

(a) The assignment of Rents and Leases contained in this Mortgage is present and absolute and is effective immediately. Notwithstanding the foregoing, until the occurrence of an Event of Default, Borrower shall have a revocable license to receive, collect and enjoy the Rents accruing from the Property. Borrower shall hold a portion of such Rents so collected by Borrower and any other income and profits sufficient to discharge all current sums due under the Note, for use in the payment of such sums. Upon the occurrence of an Event of Default, the revocable license shall automatically be revoked and thereafter Lender may, at its option, receive and collect all Rents as they become due.

(b) Borrower hereby irrevocably appoints Lender its true and lawful attorney with full power of substitution and with full power for Lender in its own name and capacity or in the name and capacity of Borrower, from and after the occurrence of an Event of Default, to demand, collect, receive and give complete acquittance for any and all Rents, and at Lender’s discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Borrower or otherwise, which Lender may deem necessary or desirable in order to collect and enforce the payment of the Rents. All tenants at the Property under the Leases (the “Tenants”) are hereby expressly authorized and directed to pay any and all amounts due Borrower pursuant to the Leases to Lender or such nominee as Lender may designate in writing delivered to and received by such Tenants who are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

(c) From and after the occurrence of an Event of Default, Lender is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to collect the Rents assigned hereunder, either by itself or through a receiver, including the right of Lender or its designee to enter upon the Property, or any part thereof, with or without force and with or without process of law and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and may exclude the Borrower, its agents and servants, wholly therefrom. Borrower hereby consents to the appointment of such receiver. Borrower hereby grants full power and authority to Lender to exercise all rights, privileges and powers herein granted at any and all times after service of a notice exercising the powers granted herein, without further notice to Borrower, with full power to use and apply all of the Rents herein assigned to the payment of the costs of managing and operating the Property and to any Secured Obligations or any other liability of Borrower to Lender, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring buildings or other improvements or to making the same rentable, attorneys’ fees, costs and expenses incurred in connection with the enforcement of this Mortgage, and to principal and interest payments due from Borrower to Lender under the Note or this Mortgage, all in such order as Lender may determine. Lender shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the Leases, provided Lender may, at its sole option, institute any legal or equitable action which Lender in its sole discretion, deems desirable to collect any or all of the Rents.

(d) Following the occurrence of an Event of Default, Lender may perform any or all obligations of Borrower under any of the Leases or this Mortgage and take such actions as Lender deems appropriate to protect its security interest including without limitation (i) appearing in any action or proceeding affecting any of the Leases or the Property; (ii) executing new leases and modifying, terminating or canceling existing Leases; (iii) collecting, modifying and compromising any Rents payable under the Leases; (iv) enforcing any of the Leases, including, if necessary, evicting lessees; and (v) any other remedies permitted Lender under applicable law.  The foregoing are in addition to the remedies afforded Lender under any of the other Loan Documents or in law or equity, by statute or otherwise, all of which rights are reserved by Lender.  It is further understood that the assignment of the Leases contained in this Mortgage shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Lender, nor shall it operate to make Lender liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger.

(e) Borrower hereby agrees to indemnify, hold harmless and defend Lender from and against any liability, obligation, loss, cost, expense, civil fines, penalties or damage (including attorneys’ fees) incurred by Lender under the Leases until such time as Lender shall actually take possession of the Property.

(f) Nothing herein shall be construed as constituting the Lender a mortgagee in possession of the Property in the absence of Lender taking actual possession of the Property.

21. Lender's Performance of Defaulted Acts.  In case of an Event of Default, Lender may, but need not, and whether electing to declare the whole of the Secured Obligations due and payable or not, and without waiver of any other remedy, make any payment or perform any act herein required of Borrower in this Mortgage or pursuant to any of the other Loan Documents in any form and manner deemed expedient, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Property or contest any tax or assessment or cure any default of landlord in any Lease of the Property.  All sums paid for any of the purposes authorized in this paragraph and all expenses paid or incurred in connection such purposes, including attorneys' fees, and any other sums advanced by Lender in regard to any Impositions or to protect the Property or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable upon demand, together with interest thereon accruing at the Default Rate (as defined in the Note”) until paid.  Inaction of Lender shall never be considered as a waiver of any right accruing to Lender on account of any default on the part of Borrower. In addition, any costs, expenses and fees, including attorneys' fees, incurred by Lender in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of Lender's rights hereunder, (c) recovering any of the Secured Obligations, (d) any litigation or proceedings affecting the Settlement Agreement, the Note, this Mortgage, any of the other Loan Documents or the Property, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Settlement Agreement, the Note, this Mortgage, any of the other Loan Documents or the Property, shall be so much additional Indebtedness, and shall become immediately due and payable by Borrower to Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate.

22. Lender's Reliance on Tax Bills, Etc.  Lender in making any payment hereby authorized:

(a) relating to taxes and assessments, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or

(b) relating to insurance premiums, may do so according to any bill or statement procured from the appropriate company without inquiry into the accuracy of such bill or statement; or

(c) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted.

23. Events of Default; Acceleration.  Upon the occurrence of any Event of Default, then and in every such case the whole of the Secured Obligations shall, at once, at the option of Lender, become immediately due and payable without further notice to Borrower. Without limiting the foregoing Borrower expressly acknowledges and affirms that any sale, transfer, lease, conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of all or any portion of the Property or all or any portion of Borrower’s right, title and interest (legal or equitable) in and to the Property or any portion thereof that is not permitted by Lender constitutes an Event of Default which would give rise to Lender’s right to accelerate the Secured Obligations.

24. Foreclosure.  After acceleration of the Maturity Date (as defined in the Note), subject to Wisconsin law, Lender shall also have the right immediately to foreclose this Mortgage.  Upon the filing of any complaint for that purpose, the court in which such complaint is filed may, upon application of Lender or at any time thereafter, either before or after foreclosure sale, and without notice to Borrower or to any party claiming under Borrower, without regard to the solvency or insolvency at the time of such application of any person then liable for the payment of any Secured Obligation, without regard to the then value of the Property, and without requiring any bond from the complainant in such proceedings, appoint a receiver for the benefit of Lender (which may be Lender), with power to take possession, charge and control of the Property, to operate or lease the same, to keep the improvements thereon insured and in good repair, and to collect any revenues of operation or rents during the pendency of such foreclosure suit, and, in case of foreclosure sale and a deficiency, during any period of redemption.  The court shall, if requested by the receiver, authorize such receiver to pay the net amounts remaining in the receiver’s hands, after deducting reasonable compensation for the receiver and the receiver’s counsel to be allowed by the court, to Lender to be held and applied to any Secured Obligation in accordance with the Loan Documents.  This Mortgage may be foreclosed once against all, or successively against any portion or portions, of the Property as Lender may elect.  This Mortgage and the right of foreclosure shall not be impaired or exhausted by one or any foreclosure or by one or any sale, and may be foreclosed successively and in parts, until all of the Property has been foreclosed against and sold. Borrower agrees that Lender may elect to foreclose and select any redemption period authorized by law. Borrower expressly agrees that Lender may utilize § 846.103, Wis. Stats. (or any other provisions provided in Chapter 846), or any successors thereto, to reduce the redemption period in any foreclosure action, upon waiving the right to judgment for a deficiency.  In case of any foreclosure (or commencement thereof or preparation therefor) of this Mortgage in any court, all expenses of every kind paid or incurred by Lender for the enforcement, protection or collection of this Mortgage, including reasonable costs, reasonable attorneys’ fees, stenographers’ fees, costs of advertising, costs of documentary evidence of title (including title insurance) and all other related charges and costs, shall be paid by Borrower.  Without limitation of the foregoing, Borrower agrees to the provisions of § 846.103, Wis. Stats., as the same may be amended or renumbered from time to time, permitting Lender, upon waiving the right to judgment for a deficiency, to hold the foreclosure sale of real estate three (3) months after a foreclosure judgment is entered.

25. Expense of Litigation.  In the event of any sale of all or any part of the Property as the result of the exercise by Lender of remedies for an Event of Default, pursuant to the powers and rights granted under this Mortgage or otherwise (a “Foreclosure”), to the extent not prohibited by the laws of the State applicable to mortgages or deeds of trust affecting property within the State (the “Lien Law”), there shall be allowed and included as additional indebtedness secured by this Mortgage and for which Borrower shall be obligated, all expenditures and expenses which may be paid or incurred by or on behalf of Lender for attorneys’ fees, appraiser’s fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended in the future) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as Lender may deem necessary, whether to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such Foreclosure the true condition of the title to or the value of the Property, or otherwise. All expenditures and expenses of the nature mentioned in this paragraph and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the liens, rights, powers and authority granted pursuant to this Mortgage, including the fees of any attorneys employed by Lender in any litigation or proceeding affecting the Settlement Agreement, this Mortgage, the Note or the Property, including appellate, probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceedings or threatened suit or proceeding shall be immediately due and payable by Borrower upon demand, with interest accruing at the Default Rate until paid, and shall be secured by this Mortgage.

26. Application of Proceeds of Foreclosure Sale.  Subject to the provisions of the Lien Laws, the proceeds obtained from any Foreclosure shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the Foreclosure proceedings, including all such items as are mentioned in the preceding paragraph hereof; second, all other items which may, under the terms of the Loan Documents, constitute Secured Obligations additional to that evidenced by the Note, with interest thereon as herein or therein provided and all other Secured Obligations including the principal and interest and other sums (including prepayment premiums) remaining unpaid on the Note; and third, any overplus to any party entitled thereto as their rights may appear or as may be dictated by the Lien Laws.

27. Appointment of Receiver; Mortgage in Possession.  Upon, or at any time after, the occurrence of an Event of Default, Lender shall have the right, at its sole election and in accordance with the Lien Laws, to appoint a receiver for the Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Property or whether the Property shall be then occupied as a homestead or not, and Lender hereunder or any holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the Rents during the pendency of such Foreclosure, and during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collect such Rents, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of any period of redemption, including, to the extent permitted by the Lien Laws, the right to lease all or any portion of the Property for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease.  To the extent permitted under the Lien Laws, the court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part to:

(a) the Secured Obligations, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; and

(b) the deficiency in case of a sale and deficiency.

28. Rights Cumulative; Modification.  Each right, power and remedy conferred upon Lender in this Mortgage is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy set forth in this Mortgage or any other Loan Document, or otherwise so existing, may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein. This Mortgage cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

29. Lender’s Right of Possession in Case of Default.  At any time after an Event of Default has occurred, Borrower shall, upon demand of Lender, surrender to Lender possession of the Property. Lender, in Lender’s discretion, may enter upon and take and maintain possession of all or any part of the Property, as mortgagee in possession or otherwise, together with all documents, books, records, papers and accounts relating thereto, and may exclude Borrower and its employees, agents or servants therefrom, and Lender may then hold, operate, manage and control the Property, either personally or by Lender’s agents. Lender shall have full power to use such measures, legal or equitable, as Lender in Lender’s discretion may deem proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Lender shall have full power to:

(a) cancel or terminate any Lease or sublease for any cause or on any ground which would entitle Borrower to cancel such Lease or sublease;

(b) elect to disaffirm any Lease or sublease which is then subordinate to the lien hereof;

(c) extend or modify any then existing Leases and to enter into new Leases, which extensions, modifications and Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a Foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interests in the Property are subject to the lien of this Mortgage and upon the purchaser or purchasers at any Foreclosure sale, notwithstanding any redemption from sale, discharge of the Secured Obligations, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property as Lender deems are necessary;

(e) insure and reinsure the Property and all risks incidental to Lender’s possession, operation and management thereof; and

(f) receive all of such Rents.

30. Application of Income Received by Lender.  Subject to the Lien Laws, Lender, in the exercise of the rights and powers hereinabove conferred upon Lender, shall have full power to use and apply the Rents to the payment of or on account of the following, in such order as Lender may determine:

(a) to the payment of the operating expenses of the Property, including cost of management and leasing thereof (which shall include compensation to Lender and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Property; and

(c) to the payment and satisfaction of the Secured Obligations, including any deficiency which may result from any foreclosure sale.

31. Compliance with Lien Laws.

(a) If any provision in this Mortgage shall be inconsistent with any provision of the Lien Laws, the provisions of the Lien Laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Lien Laws.

(b) If any provision of this Mortgage shall grant to Lender (including Lender acting as a lender-in-possession) or a receiver any powers, rights or remedies which are more limited than the powers, rights or remedies that would otherwise be vested in Lender or in such receiver under the Lien Laws in the absence of such provision, Lender and such receiver shall be vested with the powers, rights and remedies granted in the Lien Laws to the full extent permitted by law.

32. Lender’s Right of Inspection.  Lender shall have the right to inspect the Property at all reasonable times and access thereto shall be permitted for that purpose.  Without limiting the generality of the foregoing, if Lender deems it reasonably necessary, Lender (by its officers, managers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default hereunder for any reason in its reasonable discretion, may contract for the services of persons (the “Site Reviewers”) to perform environmental assessments (the “Site Assessment”) on the Property for the purposes of determining whether there exists on or near the Property any environmental conditions which could reasonably be expected to result in liability, cost or expense to the owner, occupier or operator of the Property arising under any state, federal or local law, rule or regulation relating to Hazardous Substances. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Borrower which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for the presence of Hazardous Substances on the Property and such other tests on the Property as may be appropriate to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Borrower will supply to the Site Reviewers such historical and operation information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Borrower, and if no Event of Default then exists, Borrower may at its election participate under reasonable procedures in the direction of such Site Assessments and the descriptions of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Borrower upon demand of Lender and such obligations shall be Secured Obligations.  For purposes hereof, “Hazardous Substances” means and includes, without limitation, any substance, chemical, material or waste (A) the presence of which causes a nuisance or trespass of any kind under any applicable Environmental Law; (B) which is regulated by any Governmental Authority or is likely to create liability under any Environmental Law because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive or other hazardous property or because of its effect on the environment, natural resources or human health and safety; including but not limited to, flammables and explosives, gasoline, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, microbial matter, biological toxins, mylotoxins, mold or mold spores or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such by any Governmental Authority; or (C) which is designated, classified or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law.  For purposes hereof, “Environmental Law” means and includes, without limitation, any federal, state or local law, whether under common law, statute, rule, regulation or otherwise, requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any Governmental Authority relating to or imposing liability or standards of conduct, disclosure or notification with regard to the protection of human health, the environment, ecological conditions, Hazardous Substances or any activity involving Hazardous Substances, all as previously or now existing and in the future to be amended.  For purposes hereof, “Governmental Authority” means any federal, state, county or municipal government or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, administrative tribunal or public utility.

33. Condemnation.  Borrower hereby assigns, transfers and sets over to Lender the entire proceeds of any award or any claim for damages for any of the Property taken or damaged under the power of eminent domain or by condemnation. Borrower agrees to execute and deliver, from time to time, such further instruments as may be requested by Lender to confirm such assignment to Lender of any such award or payment.

34. Release Upon Payment and Discharge of Borrower’s Obligations.  Lender shall release this Mortgage and the lien thereof by proper instrument upon payment and discharge of all of the Secured Obligations including any prepayment charges provided for herein or in the Note and payment of a reasonable fee to Lender for the execution of such release together with all reasonable expenses incurred by Lender in connection with the execution of such release.

35. Waiver of Defense.  No action for the enforcement of the lien or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing same in an action at law upon the Note hereby secured.

36. Waiver of Statutory Rights.  To the extent permitted under the Lien Laws, Borrower shall not, and will not, apply for, avail itself of, insist upon or plead or in any manner claim or take advantage of any appraisement, homestead, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Borrower, for itself and all who may claim through or under Borrower, waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Borrower hereby expressly waives any and all rights of reinstatement and redemption, if any, from sale pursuant to a Foreclosure of this Mortgage on behalf of Borrower, and each and every person claiming by, through or under Borrower.

37. Financing Statement.  This Mortgage also constitutes a financing statement for the purpose of Section 9-502 of the Code and shall constitute a “fixture filing” under such statutes

(a) The Debtor is the Borrower hereunder.

(b) The Secured Party is the Lender hereunder.

(c) This financing statement covers all assets of Borrower that is related to the Property which includes goods which are or are to become fixtures on the Property.

(d) Borrower is the record owner of the Land.

(e) Borrower’s organizational identification number is 5048085.

38. Intentionally Omitted

.

39. Miscellaneous.

(a) Successors and Assigns.  This Mortgage and all provisions hereof shall extend to and be binding upon Borrower and its successors, grantees and assigns, any subsequent owner or owners of the Property and all persons claiming under or through Borrower (but this clause shall not be construed as constituting the consent by Lender to the transfer of any interest in the Property), and the word “Borrower” when used herein shall include all such liable for the payment of or performance of the Secured Obligations or any part thereof, whether or not such persons shall have executed the Note or this Mortgage.  The word “Lender”, when used herein, shall include the successors and assigns of Lender named herein, and the holder or holders, from time to time, of the Note.

(b) Invalidity of Provisions. In the event one or more of the provisions contained in this Mortgage or in any other Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Lender, not affect any other provision of this Mortgage and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(c) Governing Law.  The validity and interpretation of this Mortgage and of all other documents evidencing or securing the Secured Obligations shall be construed in accordance with the laws of the State of New York, except that the Lien Laws shall govern any question regarding the creation, perfection or enforcement of the liens and security interests granted Lender under this Mortgage and of the right, power and authority granted Lender by this Mortgage to conduct a Foreclosure.

(d) Rights of Tenants.  Lender shall have the right and option to commence a Foreclosure subject to the rights of any tenant or tenants of the Property. The failure to join any such tenant or tenants as party defendant or defendants in any Foreclosure to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted for satisfaction of the Secured Obligations, or any part thereof, or any deficiency remaining unpaid after Foreclosure and sale of the Property, any statute or rule of law at any time existing to the contrary notwithstanding. Tenants and other transferees of interests in the Property, whether directly or indirectly, shall be subject to all of the terms of this Mortgage and all of the other Loan Documents, which terms include a right in favor of Lender to accelerate the Secured Obligations upon any transfer that is not permitted by Lender herein.

(e) Option of Lender to Subordinate.  At the option of Lender, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any or all Leases upon the execution by Lender and recording or registration thereof, at any time hereafter, in the appropriate recording office for the recording of instruments affecting the Property, of a unilateral declaration to that effect.

(f) Property Management Agreement.  Any property management agreement hereafter entered into by Borrower shall, to the extent enforceable under the Lien Laws, be subject and subordinate to the lien of this Mortgage and Lender may terminate such agreement at any time after the occurrence of an Event of Default. Such property management agreement of a short form thereof, evidencing the foregoing subordination, shall, at Lender’s request, be recorded with the appropriate recording office for the Property.

(g) Subrogation.  To the extent that Lender, on or after the date hereof, pays any sum due under any provision of law or any instrument or document creating any lien prior or superior to the lien of this Mortgage, Lender shall have and be entitled to a lien on the Property equal in priority to the lien discharged, and Lender shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit Lender in securing the Secured Obligations.  Lender shall be subrogated, notwithstanding their release of record, to the lien of all mortgages, trust deeds, superior titles, vendors’ liens, liens, charges, encumbrances, rights and equities on the Property, to the extent that any obligation under any thereof is directly or indirectly paid or discharged with proceeds of disbursements or advances under the Note.

(h) Notices.  All notices required or appropriate under this Mortgage shall be given in compliance with provisions of the Settlement Agreement governing the giving of notices.

40. Waiver of Jury Trial

.  BORROWER AND LENDER, BY ITS ACCEPTANCE OF THIS MORTGAGE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE THIS MORTGAGE OR BASED UPON, OR ARISING OUT OF, THE SUBJECT MATTER OF THIS MORTGAGE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS MORTGAGE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FURTHER DEALINGS.

[The balance of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, Borrower has caused this Mortgage to be duly executed and delivered as of the date first above written.

BORROWER:

SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company

Date	By:	/s/ Woodland Court, Inc., a Wisconsin corporation, its managing member
Name: David M. Marks
Title: President

[MUST BE COMPLETED IN BLACK INK]

STATE OF WISCONSIN                                )
                                                                            ) SS:
COUNTY OF MILWAUKEE                          )

This instrument was acknowledged before me this ___ day of ________________, 20__, by David M. Marks as president of Woodland Court, Inc., a Wisconsin corporation, the managing member of Sierra Center Twenty Four, A Limited Liability Company, a Wisconsin limited liability company.

(Seal)

Print Name:
Notary Public,
County
State of
My commission:

EXHIBIT A

Legal Description

Owner:  Sierra Center Twenty Four, LLC, a Wisconsin limited liability company

Legal Description

That part of the Northeast ¼ of Section 21, Town 6 North, Range 21 East, City of Milwaukee, County of Milwaukee, State of Wisconsin, bounded and described as follows:

Commencing at the Northeast corner of the Northeast ¼ of Section 21, thence S 00° 17’ 22” E along the East line of said ¼ Section 479 41 feet to a point, thence S 88° 24’ 43” W and parallel with the North line of said ¼ Section 330 50 feet to a point; thence N 0° 17’ 22” W and parallel with the East line of said ¼ Section 479 41 feet to a point on the North line of said ¼ Section, thence N 88° 24’ 43” E along the North line of said ¼ Section 330 50 feet to the point of commencement, except the North 55 feet and the East 60 feet thereof.

Tax Key No. 570-9994-111-3

Address 3951 S. 76th Street

EXHIBIT F

GUARANTY

THIS GUARANTY (“Guaranty”) is dated as of ______________________, 2009 and is made by DAVID M. MARKS, an individual (“Guarantor”), for the benefit of GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company (“Lender”).

RECITALS

A.           SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company (the “Borrower”) and Lender have heretofore entered into that certain Amended and Restated Note (the “Note”) and that certain Amended and Restated Senior Real Property Mortgage and Assignment of Leases and Rents each of even date herewith (the “Mortgage”) pursuant to that certain Settlement Agreement of even date herewith (the “Settlement Agreement”) to which Borrower and Lender are parties.  All capitalized terms not otherwise defined in this Guaranty shall have the meanings given them in the Note.

B.           Lender has required, as a condition precedent to the execution of the Note, Mortgage and Settlement Agreement, the execution and delivery of this Guaranty by Guarantor.

C.           Guarantor has an interest in Borrower, and having a financial interest in the Property, has agreed to execute and deliver this Guaranty to Lender.

NOW THEREFORE, in consideration of the Recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

41. Liabilities. Notwithstanding any exculpation or other provisions in any Loan Document to the contrary, Guarantor agrees to be personally liable for the payment and satisfaction of all of the following (collectively, “Guarantor’s Liabilities”):

(a) All Losses and Expenses arising from any of the following:

i) any gross negligence or willful misconduct of Borrower or any affiliates, agents, employees, attorneys-in-fact or representatives of Borrower;

ii) any removal or disposal of any portion of the Property secured by the Mortgage by Borrower or any of its affiliates, agents or representatives after an Event of Default (as defined in the Mortgage);

iii) any security deposits, advance deposits or any other deposits collected with respect to the Property which were not delivered to Lender, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Mortgage) as expressly permitted by the Mortgage;

iv) any insurance policy required by the Mortgage has not been obtained or is no longer in full force and effect;

v) any payment of fees to an affiliate of Borrower following an Event of Default;;

vi) any rent being paid more than one (1) month in advance and not applied to operating expenses of the Property or payment of the Indebtedness;

vii) any failure to pay charges incurred by Borrower for labor or materials or other charges incurred by Borrower that could result in the creation of liens on any portion of the Property;

viii) any hiring of employees in violation of law;

ix) any use of revenues generated from the Property after the occurrence of any Event of Default for purposes other than payment of usual and customary operating expenses of the Property or the Indebtedness;

x) any use of proceeds of insurance paid or payable to Borrower arising out of any loss, damage or casualty affecting the Property and all awards, damages and payments paid or payable to Borrower arising out of any actual or threatened condemnation or eminent domain proceeding affecting the Property or any portion of the Property for purposes other than as designated in the Mortgage;

xi) any physical loss or damage affecting the Property resulting from the intentional acts of Borrower or any of its agents, or any physical or economic waste with respect to the Property or any part thereof;

xii) any failure to allow inspections of the Property or access to Borrower’s books and records;

xiii) any fraud or any material misrepresentation by or on behalf of Borrower (including by such Borrower’s employees, agents, affiliates and attorneys-in-fact) in connection with the Note, obtaining any consent or determination from Lender or the submission of financial information; and

xiv) any distributions by Borrower of cash or assets that are not specifically authorized under the Loan Documents.

(b) All of the Indebtedness and other Obligations (including Losses and Expenses) in the event of:

i) any transfer, sale, conveyance, assignment, further encumbrance, other transfer or the creation of a security interest, by Borrower of title to, or an ownership interest in, the Property or any other collateral or any voluntary imposition by Borrower of a lien upon the Property or any other collateral unless expressly permitted under the Mortgage;

ii) the commencement of an insolvency proceeding by Borrower or Guarantor or collusion or cooperation by Borrower or Guarantor with any third party to commence an insolvency proceeding against Borrower or Guarantor;

iii) Guarantor, an affiliate, officer, director or representative which controls, directly or indirectly, Borrower, filing, or joining in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited another creditor for the purpose of commencing any such involuntary petition against Borrower;

iv) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower by any other person or entity under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

v) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property or the collateral or Borrower making an assignment for the benefit of creditors; or

vi) Borrower, Guarantor or any affiliate of Borrower or Guarantor contesting or in any way interfering with, directly or indirectly, any foreclosure action, UCC sale or other remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise.

Notwithstanding the foregoing, clauses (v) and (vi) of Subsection 1(b) above shall only apply if as the result of such insolvency proceeding, appointment of a custodian, receiver, trustee or examiner or assignment for the benefit of creditors, any rights or remedies of Lender are modified or terminated, including any restructuring of the terms governing the Note.

The term “Losses and Expenses” means (a) all losses, damages, direct or consequential, and liabilities which Lender or any subsequent holder of the Note may pay or incur, including protective advances and the cost of appraisals, site investigation, engineering reports and surveys, audits or other investigations and (b) all attorneys’ fees, court costs and other legal expenses and all other costs and expenses of any kind which Lender or any subsequent holder of the Note may pay or incur in attempting to collect, compromise or enforce, in any respect, any of Guarantor’s Liabilities, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Borrower, Guarantor or any other guarantor.  If Lender pays any such cost or expense, “Losses and Expenses” shall also include interest at the Default Rate on any such payment from the date such cost or expense is incurred until repayment to Lender in full.

The term “Indebtedness” means all of the obligations of Borrower to Lender with respect to the Note and the payment of money under or with respect to any other loan documents (“Loan Documents”) securing the Note.  The term “Obligations” means the performance of the payment or performance of any and all obligations of Borrower and/or guarantors to Lender under the Loan Documents, including the covenants and agreements herein contained and contained in the other Loan Documents.

42. Absolute Guaranty.

(a) This Guaranty is an absolute, independent and present guaranty of payment and performance and not of collection.  Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower or any other person or party that may be obligated for all or any part of Guarantor’s Liabilities nor to pursue any other rights or remedies before seeking satisfaction of Guarantor’s Liabilities.  Guarantor shall pay all of Guarantor’s Liabilities to Lender in full immediately upon demand. One or more successive actions may be brought against Guarantor, as often as Lender deems advisable, until all of Guarantor’s Liabilities are paid and performed in full.

(b) Guarantor agrees that no portion of any sums applied from time to time in reduction of the Indebtedness shall be deemed to have been applied in reduction of the Guarantor’s Liabilities until such time as the Indebtedness has been paid in full, other than sums received from Guarantor in full or partial satisfaction of Guarantor’s obligations hereunder after the occurrence of an Event of Default and demand is made under this Guaranty, it being the intention hereof that Guarantor’s Liabilities shall be the last portion of the Indebtedness to be deemed satisfied and Guarantor shall receive no credit for any amounts realized by Lender by enforcement of any of its remedies or liens under any of the Loan Documents.

43. Representations and Warranties.  Guarantor hereby represents and warrants to Lender as follows:

(a) Review of this Guaranty and the Loan Documents.  Guarantor has reviewed with the benefit of its legal counsel the terms of this Guaranty, the Note, the Mortgage, and all the documents required to be delivered under the Settlement Agreement.

(b) Enforceability. Each obligation under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms.

(c) No Violations.  Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions of this Guaranty will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject.

(d) No Misstatements or Omissions.  This Guaranty does not contain any untrue statement of fact nor omit to state any fact material to this Guaranty.  Guarantor has no knowledge of any material fact, inaccuracy or untruth concerning Borrower or Borrower’s financial conditions which has not been disclosed to Lender.

(e) Governmental Approval.   No registration with or consent or approval of, or other action by, any federal, state, municipal or other governmental agency, authority or regulatory body, domestic or foreign, relating to Guarantor is or will be required in connection with the execution, delivery and performance of this Guaranty.

(f) Loans to Borrower. Borrower has no unpaid loans or advances from, or other obligations to, Guarantor.

44. Indemnities.  Guarantor hereby indemnifies Lender and agrees to defend and hold Lender harmless from and against any loss, cost, damage or expense occurring by reason of a breach of the representations or warranties set forth in this Guaranty, and the loss, mitigation, subordination or other consequences adverse to Lender by reason of this Guaranty being challenged as a preference or suffering any other subjugation under any bankruptcy or other law, whether state or federal, affecting debtors, creditors and/or the relationship between such parties.

45. Covenants.  For as long as this Guaranty shall remain in effect, Guarantor hereby covenants and agrees as follows:

(a) Transfers, Sales, Etc.  Guarantor may sell, lease, transfer, convey or assign any of Guarantor’s material assets, directly or indirectly, so long as such transaction:

i) does not breach any restriction on transfers set forth in the Loan Documents;

ii) could not be reasonably deemed to be a Fraudulent Conveyance (as hereinafter defined) under applicable law, and

iii) will not have a material adverse effect on the financial condition of Guarantor.

(b) Rescinded or Returned Payments.  If at any time any part of any payment previously applied by Lender to any of Guarantor’s Liabilities is rescinded or returned by Lender for any reason, including the insolvency, bankruptcy or reorganization of Borrower or any other party, Guarantor’s Liabilities shall be deemed to have continued in existence to the extent that such payment is rescinded or returned, and this Guaranty shall be reinstated as to Guarantor’s Liabilities as though such prior application by Lender had not been made.

(c) Certain Permitted Actions of Lender.  Lender may from time to time, in Lender’s sole discretion and without notice to Guarantor, take any of the following actions without in any way affecting the obligations of Guarantor: (i) obtain a security interest in any property to secure any of the Indebtedness or the Obligations or any obligation hereunder; (ii) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the Indebtedness or the Obligations; (iii) extend, modify, subordinate, exchange or release any of the Indebtedness or the Obligations; (iv) modify, subordinate, exchange or release Lender’s security interest in any part of any property securing any of the Indebtedness or the Obligations or any obligation hereunder, or extend, modify, subordinate, exchange or release any obligations of any obligor with respect to any such property; (v) alter the manner or place of payment of the Indebtedness or the Obligations; (vi) enforce this Guaranty against Guarantor for payment of any of Guarantor’s Liabilities, whether or not Lender shall have (A) proceeded against Borrower or any other guarantor or any other party primarily or secondarily obligated with respect to any of Guarantor’s Liabilities or (B) resorted to or exhausted any other remedy or any other security or collateral; and (vii) foreclose on, take possession of or sell any of the collateral or security for Guarantor’s Liabilities or enforce any other rights under any Loan Document.

(d) Lender’s Option to Release.  Lender may from time to time in Lender’s sole discretion release Guarantor from any of Guarantor’s obligations hereunder or release Borrower or any other obligor from any of the Indebtedness or the Obligations without notice to any other guarantor or any other party and without in any way releasing or affecting the liability of Guarantor.

(e) Application of Payments. Lender may apply any payment made on account of the Indebtedness or the Obligations toward such of the Indebtedness or the Obligations, and in such order as Lender may from time to time elect in Lender’s sole discretion, whether or not the Indebtedness or the Obligations are guaranteed hereby, otherwise secured or due at the time of application.

(f) Subordination. Guarantor hereby subordinates any debts, obligations, claims or liens of Guarantor against Borrower, of any kind (including any right of Guarantor to a return of any capital contributed to Borrower), to all of Guarantor’s Liabilities and to any other claims or liens of Lender against Borrower or the property of any of them.  Upon any notice by Lender to Borrower of any Event of Default under any Loan Document, Guarantor shall enforce any of Guarantor’s claims or liens as trustee for Lender, and shall cause any receipts to be paid over to Lender without affecting in any manner the liability of Guarantor under this Guaranty except to the extent of such payment. Except as provided in the preceding sentence, until the Indebtedness is paid in full and all of Lender’s obligations under the Loan Documents have terminated, Guarantor shall not, without Lender’s consent, take any action of any kind to enforce any debts, claims or liens of Guarantor against Borrower. As long as no such notice of default has been given by Lender, Guarantor may apply to Guarantor’s own account payments made to Guarantor by or on behalf of Borrower.

(g) Certain Events Not Affecting Obligations of Guarantor.  The obligations of Guarantor hereunder shall not be affected by any of the following: (i) any lack of validity or enforceability of any of the Loan Documents; (ii) the release or discharge of Borrower in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (iii) the rejection or disaffirmance in any such proceeding of any of Guarantor’s Liabilities (iv) the impairment or modification of any of Guarantor’s Liabilities, or of any remedy for the enforcement thereof, or of the estate of Borrower in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (v) any disability or defense of Borrower; (vi) the cessation of the liability of Borrower for any cause whatsoever other than payment and performance in full of all of the Indebtedness and the Obligations; (vii) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of Guarantor’s Liabilities, regardless of the amount received by Lender in connection therewith; or (viii) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty.

(h) No Obligation of Lender Regarding Security Interest.  Lender shall have no obligation to obtain, perfect or retain a security interest in any property to secure any of Guarantor’s Liabilities or this Guaranty (including any mortgage or security interest contemplated by the Loan Documents), or to protect or insure any such property.

(i) Filing of Certain Claims. Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims and proofs of such claims which Guarantor may have against Borrower, and will collaterally assign to Lender or its nominee all rights of Guarantor thereunder.  If Guarantor does not so file, Guarantor hereby irrevocably authorizes Lender or Lender’s nominee to do so, either (in Lender’s discretion) as attorney-in-fact for Guarantor, or in the name of Lender or Lender’s nominee.  In all such cases, any party authorized to pay such claim shall pay to Lender, or its nominee, the full amount thereof.

(j) Obligations and Taxes. Guarantor shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon Guarantor or upon Guarantor’s income or profits or in respect of Guarantor’s property before the payment shall become delinquent or in default; provided, however, that Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment or governmental charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Guarantor shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on Guarantor’s books adequate reserves with respect thereto.

46. Waivers

. Guarantor hereby expressly waives:

(a) Notices. Notice of the acceptance by Lender of this Guaranty, notice of the existence, creation or non-payment of any of Guarantor’s Liabilities, presentment, demand, notice of dishonor, protest, notice of protest, and all other notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, except any specifically required by this Guaranty.

(b) Disclosures About Borrower. Any obligation Lender may have to disclose to Guarantor any facts Lender now or hereafter may know or have reasonably available to it regarding Borrower or Borrower’s financial conditions, or regarding the Property or other collateral for the Note whether or not Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantor or materially increase the risk to Guarantor beyond the risk Guarantor intends to assume hereunder. Guarantor shall be fully responsible for keeping informed of the financial condition of Borrower and of all other circumstances bearing on the risk of nonpayment or nonperformance of Guarantor’s Liabilities.

(c) Diligence in Collection.  All diligence in collection of any of Guarantor’s Liabilities, any obligation hereunder, or any guaranty or other security for any of the foregoing.

(d) Benefit of Certain Laws.  The benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, reinstatement, redemption, homestead, exemption and moratorium laws now or hereafter in effect.

(e) Certain Defenses.  Any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Lender to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding.

(f) Election of Remedies Defense.  Any defense based on an election of remedies by Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of Guarantor against Borrower or any other person in connection with Guarantor’s Liabilities.

(g) Defenses Relating to Collateral Sale.  Any defense based on the failure of Lender to: (i) provide notice to Guarantor of a sale or other disposition (including any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of Guarantor’s Liabilities; or (ii) conduct such a sale or disposition in a commercially reasonable manner.

(h) Right to Enforce Lender’s Remedies.  Any right to enforce any remedies or to participate in any security Lender now has, or later may have, against Borrower, or any requirement to exhaust any remedies, whether by subrogation or otherwise, or any requirement to mitigate damages, until all of the Indebtedness has been paid to Lender and all other Obligations have been performed.

47. Miscellaneous.

(a) Continuing Guaranty.  This Guaranty is unconditional and irrevocable and shall in all respects be a continuing guaranty and a primary obligation of Guarantor and shall not be subject to any counterclaim, set-off, abatement, deferment or defense based on any claim that Guarantor may have against Lender, Borrower, or any other person or entity.  This Guaranty shall remain in full force and effect until all of the following have occurred: (i) all of Guarantor’s Liabilities have been satisfied in full; and (ii) Lender has no further obligation to make any advance under the Loan Documents.  No notice of discontinuance or revocation shall affect any of the obligations of Guarantor hereunder or of Borrower or of any other obligor with respect to any of Guarantor’s Liabilities.  Lender shall not be obligated to accept at any time any deed in lieu of foreclosure, and all obligations of Guarantor hereunder shall survive foreclosure or any deed in lieu of foreclosure which Lender may accept, to the extent any of Guarantor’s Liabilities remain unsatisfied.

(b) Obligations; Successors and Assigns. All obligations under this Guaranty shall be binding upon Guarantor, and upon Guarantor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of Lender, each holder of the Note and the successors and assigns of each holder of the Note.

(c) Assignment by Lender. Lender may from time to time, without notice to Guarantor, assign or transfer any interest in any of Guarantor’s Liabilities by loan participation or otherwise, and notwithstanding such assignment or transfer, such Guarantor’s Liabilities shall remain Guarantor’s Liabilities for purposes of this Guaranty.

(d) No Exculpation.  No exculpatory, “non-recourse”, “limited recourse”, or other language contained in any other Loan Document or in any other document shall in any way prevent or limit Lender from enforcing this Guaranty against Guarantor personally.

(e) Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

(f) Time of Essence.  Time is of the essence of this Guaranty.

(g) Definitions; Captions; Gender.  With respect to any reference in this Guaranty to any defined term: (i) if such defined term refers to a person, or a trust, corporation, partnership or other entity, then it shall also mean all heirs, personal representatives, successors and assigns of such person or entity; and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof. Captions contained in this Guaranty in no way define, limit or extend the scope or intent of their respective provisions. Use of the masculine, feminine or neuter gender and of singular and plural shall not be given the effect of any exclusion or limitation herein. The use in this Guaranty of the term “including”, and related terms such as “include”, shall in all cases mean “including, without limitation”.

(h) Notices.  All Notices given under or pursuant to this Guaranty shall be in writing and shall be (a) delivered in person, in which event the Notice shall be deemed received when delivery is actually made, (b) telecopied, in which event the Notice shall be deemed received on the date of transmission if transmission is confirmed before 5:00 p.m. New York time on a Business Day or if transmission is confirmed after 5:00 p.m. New York time, then on the next Business Day provided that the sender obtains electronic confirmation of receipt and that a copy of such Notice is also delivered pursuant to clause (a) or (c); or (c) sent by a nationally recognized overnight courier for next business day delivery, in which event the Notice shall be deemed received on the first Business Day after delivery to, and acceptance for delivery by, the courier. All such Notices intended for Lender shall be delivered, with a copy to its attorney, to their respective Addresses provided in the Settlement Agreement and if sent by facsimile such Notices shall be sent to the facsimile numbers set forth in the Settlement Agreement. Either party may change its Address or facsimile number by giving written notice to the other in accordance with the foregoing notice provision.

Guarantor’s Address for Notices is:

David M. Marks
1818 North Farwell Avenue
Milwaukee, Wisconsin  53202
Facsimile No.:  (414) 283-2610

With a copy to:                   ____________________
                                         ____________________
____________________
Attention:  ___________

(i) Entire Agreement.  This Guaranty constitutes the entire agreement of Guarantor for the benefit of Lender with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof.

(j) No Modification Without Writing.  This Guaranty may not be terminated or modified in any way nor can any right of Lender or any obligation of Guarantor be waived or modified, except by a writing signed by Lender and Guarantor.

(k) Independent Obligations.  The obligations of Guarantor hereunder are independent of the obligations of Borrower.  In the event of any default hereunder, Lender may institute a separate action against Guarantor with or without joining or instituting a separate action against Borrower or against any other guarantor or other obligor.

(l) Financial Risk.  Guarantor shall be fully responsible for keeping himself, herself or itself, as the case may be, informed of the financial condition of Borrower and of all other circumstances bearing on the risk of nonpayment or nonperformance of the Indebtedness or Obligations.

(m) Severability.  Each provision of this Guaranty shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Guaranty shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Guaranty.

(n) Cumulative.  The obligations of Guarantor hereunder are in addition to any other obligations Guarantor may now or hereafter have to Lender, and shall not be affected in any way by the delivery to Lender by Guarantor or any other guarantor of any other guaranty, or any combination thereof.  All rights and remedies of Lender and all obligations of Guarantor under this Guaranty are cumulative.  In addition, Lender shall have all rights and remedies available to Lender in law or equity for the enforcement of this Guaranty.

(o) Effect of Lender’s Delay or Action.  No delay by Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.  No action of Lender permitted hereunder shall in any way impair or otherwise affect any right of Lender or obligation of Guarantor under this Guaranty.  Lender shall not be liable in any way for any decrease in the value or marketability of any property securing any of Guarantor’s Liabilities which may result from any action or omission of Lender in enforcing any part of this Guaranty.

(p) Subrogation. Until all of Guarantor’s Liabilities have been paid to Lender, and all periods under applicable bankruptcy law for the contest of any payment by Guarantor as a preferential or fraudulent payment have expired, Guarantor knowingly and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which such Guarantor may now or hereafter have by and from Borrower and Borrower’s successors and assigns, for any payments made by Guarantor to Lender, including without limitation, any rights which might allow Borrower, Borrower’s successors and assigns or creditors, or a trustee in bankruptcy of Borrower to claim in bankruptcy or any other similar proceedings that any payment made by Borrower or Borrower’s successors and assigns to Lender was on behalf of or for the benefit of Guarantor and that such payment is recoverable by Borrower, a creditor or trustee in bankruptcy of such Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Lender. Guarantor further waives any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of Guarantor to proceed against Borrower.

(q) Joint and Several.  Guarantor’s Liabilities shall be the joint and several obligations and liabilities of Guarantor, Borrower and any other guarantor of all or part of the Indebtedness or Obligations. Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of Guarantor’s Liabilities and the liens and security interests, if any, granted as security for the Indebtedness or Obligations, not constitute a fraudulent conveyance under the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time (a “Fraudulent Conveyance”). Consequently, if the liability of Guarantor for Guarantor’s Liabilities, or any liens or security interests granted by Guarantor securing Guarantor’s Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of Guarantor and the liens and security interests securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such lien or security interest to constitute a Fraudulent Conveyance.

(r) Unconditional Obligations.  The obligations of Guarantor shall be unconditional, irrespective of (i) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against Guarantor or Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (ii) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (iii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of Guarantor’s Liabilities; or (iv) any other circumstance other than payment in full of Guarantor’s Liabilities which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(s) Governing Law.  THE TERMS OF THIS GUARANTY WERE NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING LOAN DOCUMENTS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THEREFORE, THIS GUARANTY SHALL BE CONSTRUED AND INTERPRETED WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES.

(t) Consent to Jurisdiction.  GUARANTOR ACKNOWLEDGES THAT LENDER’S PRINCIPAL OFFICE IS LOCATED IN NEW YORK, NEW YORK AND THAT LENDER MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTION IN ANY JURISDICTION OTHER THAN THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE STATE OF NEW YORK.  THEREFORE, GUARANTOR IRREVOCABLY: (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS GUARANTY MAY BE BROUGHT ONLY IN THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK, STATE OF NEW YORK PURSUANT TO. SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AT LENDER’S OPTION; (B) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (C) WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS; AND (D) AGREES TO JOIN LENDER IN ANY PETITION FOR REMOVAL TO ANY OF SUCH COURTS.

(u) Waiver of Jury Trial.  GUARANTOR AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE THIS GUARANTY OR BASED UPON OR ARISING OUT OF THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FURTHER DEALINGS.

48.  Revocation. Upon revocation by written notice or actual notice of death, this Guaranty shall continue in full force and effect as to all Guarantor’s Liabilities contracted for or incurred before revocation, and as the Lender shall have the rights provided by this Guaranty as if no revocation had occurred.  Any renewal, extension or increase in of any of the Guarantor’s Liabilities whether made before or after such revocation, shall constitute a part of the Guarantor’s Liabilities contracted for or incurred before revocation.

49. Marital Property. Guarantor hereby acknowledges and agrees that the obligations and liabilities incurred by Guarantor hereunder are incurred in the interest of his marriage or family.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

By:	/s/
DAVID M. MARKS, an individual

GUARANTY

THIS GUARANTY (“Guaranty”) is dated as of ______________________, 2009 and is made by FRANK CRIVELLO, an individual (“Guarantor”), for the benefit of GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company (“Lender”).

RECITALS

A.           SIERRA CENTER TWENTY FOUR, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company (the “Borrower”) and Lender have heretofore entered into that certain Amended and Restated Note (the “Note”) and that certain Amended and Restated Senior Real Property Mortgage and Assignment of Leases and Rents each of even date herewith (the “Mortgage”) pursuant to that certain Settlement Agreement of even date herewith (the “Settlement Agreement”) to which Borrower and Lender are parties.  All capitalized terms not otherwise defined in this Guaranty shall have the meanings given them in the Note.

B.           Lender has required, as a condition precedent to the execution of the Note, Mortgage and Settlement Agreement, the execution and delivery of this Guaranty by Guarantor.

C.           Guarantor has an interest in Borrower, and having a financial interest in the Property, has agreed to execute and deliver this Guaranty to Lender.

NOW THEREFORE, in consideration of the Recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

50. Liabilities

. Notwithstanding any exculpation or other provisions in any Loan Document to the contrary, Guarantor agrees to be personally liable for the payment and satisfaction of all of the following (collectively, “Guarantor’s Liabilities”):

(a) All Losses and Expenses arising from any of the following:

i) any gross negligence or willful misconduct of Borrower or any affiliates, agents, employees, attorneys-in-fact or representatives of Borrower;

ii) any removal or disposal of any portion of the Property secured by the Mortgage by Borrower or any of its affiliates, agents or representatives after an Event of Default (as defined in the Mortgage);

iii) any security deposits, advance deposits or any other deposits collected with respect to the Property which were not delivered to Lender, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Mortgage) as expressly permitted by the Mortgage;

iv) any insurance policy required by the Mortgage has not been obtained or is no longer in full force and effect;

v) any payment of fees to an affiliate of Borrower following an Event of Default;;

vi) any rent being paid more than one (1) month in advance and not applied to operating expenses of the Property or payment of the Indebtedness;

vii) any failure to pay charges incurred by Borrower for labor or materials or other charges incurred by Borrower that could result in the creation of liens on any portion of the Property;

viii) any hiring of employees in violation of law;

ix) any use of revenues generated from the Property after the occurrence of any Event of Default for purposes other than payment of usual and customary operating expenses of the Property or the Indebtedness;

x) any use of proceeds of insurance paid or payable to Borrower arising out of any loss, damage or casualty affecting the Property and all awards, damages and payments paid or payable to Borrower arising out of any actual or threatened condemnation or eminent domain proceeding affecting the Property or any portion of the Property for purposes other than as designated in the Mortgage;

xi) any physical loss or damage affecting the Property resulting from the intentional acts of Borrower or any of its agents, or any physical or economic waste with respect to the Property or any part thereof;

xii) any failure to allow inspections of the Property or access to Borrower’s books and records;

xiii) any fraud or any material misrepresentation by or on behalf of Borrower (including by such Borrower’s employees, agents, affiliates and attorneys-in-fact) in connection with the Note, obtaining any consent or determination from Lender or the submission of financial information; and

xiv) any distributions by Borrower of cash or assets that are not specifically authorized under the Loan Documents.

(b) All of the Indebtedness and other Obligations (including Losses and Expenses) in the event of:

i) any transfer, sale, conveyance, assignment, further encumbrance, other transfer or the creation of a security interest, by Borrower of title to, or an ownership interest in, the Property or any other collateral or any voluntary imposition by Borrower of a lien upon the Property or any other collateral unless expressly permitted under the Mortgage;

ii) the commencement of an insolvency proceeding by Borrower or Guarantor or collusion or cooperation by Borrower or Guarantor with any third party to commence an insolvency proceeding against Borrower or Guarantor;

iii) Guarantor, an affiliate, officer, director or representative which controls, directly or indirectly, Borrower, filing, or joining in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited another creditor for the purpose of commencing any such involuntary petition against Borrower;

iv) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower by any other person or entity under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;

v) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property or the collateral or Borrower making an assignment for the benefit of creditors; or

vi) Borrower, Guarantor or any affiliate of Borrower or Guarantor contesting or in any way interfering with, directly or indirectly, any foreclosure action, UCC sale or other remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise.

Notwithstanding the foregoing, clauses (v) and (vi) of Subsection 1(b) above shall only apply if as the result of such insolvency proceeding, appointment of a custodian, receiver, trustee or examiner or assignment for the benefit of creditors, any rights or remedies of Lender are modified or terminated, including any restructuring of the terms governing the Note.

The term “Losses and Expenses” means (a) all losses, damages, direct or consequential, and liabilities which Lender or any subsequent holder of the Note may pay or incur, including protective advances and the cost of appraisals, site investigation, engineering reports and surveys, audits or other investigations and (b) all attorneys’ fees, court costs and other legal expenses and all other costs and expenses of any kind which Lender or any subsequent holder of the Note may pay or incur in attempting to collect, compromise or enforce, in any respect, any of Guarantor’s Liabilities, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Borrower, Guarantor or any other guarantor.  If Lender pays any such cost or expense, “Losses and Expenses” shall also include interest at the Default Rate on any such payment from the date such cost or expense is incurred until repayment to Lender in full.

The term “Indebtedness” means all of the obligations of Borrower to Lender with respect to the Note and the payment of money under or with respect to any other loan documents (“Loan Documents”) securing the Note.  The term “Obligations” means the performance of the payment or performance of any and all obligations of Borrower and/or guarantors to Lender under the Loan Documents, including the covenants and agreements herein contained and contained in the other Loan Documents.

51. Absolute Guaranty.

(a) This Guaranty is an absolute, independent and present guaranty of payment and performance and not of collection.  Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower or any other person or party that may be obligated for all or any part of Guarantor’s Liabilities nor to pursue any other rights or remedies before seeking satisfaction of Guarantor’s Liabilities.  Guarantor shall pay all of Guarantor’s Liabilities to Lender in full immediately upon demand. One or more successive actions may be brought against Guarantor, as often as Lender deems advisable, until all of Guarantor’s Liabilities are paid and performed in full.

(b) Guarantor agrees that no portion of any sums applied from time to time in reduction of the Indebtedness shall be deemed to have been applied in reduction of the Guarantor’s Liabilities until such time as the Indebtedness has been paid in full, other than sums received from Guarantor in full or partial satisfaction of Guarantor’s obligations hereunder after the occurrence of an Event of Default and demand is made under this Guaranty, it being the intention hereof that Guarantor’s Liabilities shall be the last portion of the Indebtedness to be deemed satisfied and Guarantor shall receive no credit for any amounts realized by Lender by enforcement of any of its remedies or liens under any of the Loan Documents.

52. Representations and Warranties.  Guarantor hereby represents and warrants to Lender as follows:

(a) Review of this Guaranty and the Loan Documents.  Guarantor has reviewed with the benefit of its legal counsel the terms of this Guaranty, the Note, the Mortgage, and all the documents required to be delivered under the Settlement Agreement.

(b) Enforceability. Each obligation under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms.

(c) No Violations.  Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions of this Guaranty will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject.

(d) No Misstatements or Omissions.  This Guaranty does not contain any untrue statement of fact nor omit to state any fact material to this Guaranty.  Guarantor has no knowledge of any material fact, inaccuracy or untruth concerning Borrower or Borrower’s financial conditions which has not been disclosed to Lender.

(e) Governmental Approval.   No registration with or consent or approval of, or other action by, any federal, state, municipal or other governmental agency, authority or regulatory body, domestic or foreign, relating to Guarantor is or will be required in connection with the execution, delivery and performance of this Guaranty.

(f) Loans to Borrower. Borrower has no unpaid loans or advances from, or other obligations to, Guarantor.

53. Indemnities

.  Guarantor hereby indemnifies Lender and agrees to defend and hold Lender harmless from and against any loss, cost, damage or expense occurring by reason of a breach of the representations or warranties set forth in this Guaranty, and the loss, mitigation, subordination or other consequences adverse to Lender by reason of this Guaranty being challenged as a preference or suffering any other subjugation under any bankruptcy or other law, whether state or federal, affecting debtors, creditors and/or the relationship between such parties.

54. Covenants

.  For as long as this Guaranty shall remain in effect, Guarantor hereby covenants and agrees as follows:

(a) Transfers, Sales, Etc.  Guarantor may sell, lease, transfer, convey or assign any of Guarantor’s material assets, directly or indirectly, so long as such transaction:

i) does not breach any restriction on transfers set forth in the Loan Documents;

ii) could not be reasonably deemed to be a Fraudulent Conveyance (as hereinafter defined) under applicable law, and

iii) will not have a material adverse effect on the financial condition of Guarantor.

(b) Rescinded or Returned Payments.  If at any time any part of any payment previously applied by Lender to any of Guarantor’s Liabilities is rescinded or returned by Lender for any reason, including the insolvency, bankruptcy or reorganization of Borrower or any other party, Guarantor’s Liabilities shall be deemed to have continued in existence to the extent that such payment is rescinded or returned, and this Guaranty shall be reinstated as to Guarantor’s Liabilities as though such prior application by Lender had not been made.

(c) Certain Permitted Actions of Lender.  Lender may from time to time, in Lender’s sole discretion and without notice to Guarantor, take any of the following actions without in any way affecting the obligations of Guarantor: (i) obtain a security interest in any property to secure any of the Indebtedness or the Obligations or any obligation hereunder; (ii) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the Indebtedness or the Obligations; (iii) extend, modify, subordinate, exchange or release any of the Indebtedness or the Obligations; (iv) modify, subordinate, exchange or release Lender’s security interest in any part of any property securing any of the Indebtedness or the Obligations or any obligation hereunder, or extend, modify, subordinate, exchange or release any obligations of any obligor with respect to any such property; (v) alter the manner or place of payment of the Indebtedness or the Obligations; (vi) enforce this Guaranty against Guarantor for payment of any of Guarantor’s Liabilities, whether or not Lender shall have (A) proceeded against Borrower or any other guarantor or any other party primarily or secondarily obligated with respect to any of Guarantor’s Liabilities or (B) resorted to or exhausted any other remedy or any other security or collateral; and (vii) foreclose on, take possession of or sell any of the collateral or security for Guarantor’s Liabilities or enforce any other rights under any Loan Document.

(d) Lender’s Option to Release.  Lender may from time to time in Lender’s sole discretion release Guarantor from any of Guarantor’s obligations hereunder or release Borrower or any other obligor from any of the Indebtedness or the Obligations without notice to any other guarantor or any other party and without in any way releasing or affecting the liability of Guarantor.

(e) Application of Payments. Lender may apply any payment made on account of the Indebtedness or the Obligations toward such of the Indebtedness or the Obligations, and in such order as Lender may from time to time elect in Lender’s sole discretion, whether or not the Indebtedness or the Obligations are guaranteed hereby, otherwise secured or due at the time of application.

(f) Subordination. Guarantor hereby subordinates any debts, obligations, claims or liens of Guarantor against Borrower, of any kind (including any right of Guarantor to a return of any capital contributed to Borrower), to all of Guarantor’s Liabilities and to any other claims or liens of Lender against Borrower or the property of any of them.  Upon any notice by Lender to Borrower of any Event of Default under any Loan Document, Guarantor shall enforce any of Guarantor’s claims or liens as trustee for Lender, and shall cause any receipts to be paid over to Lender without affecting in any manner the liability of Guarantor under this Guaranty except to the extent of such payment. Except as provided in the preceding sentence, until the Indebtedness is paid in full and all of Lender’s obligations under the Loan Documents have terminated, Guarantor shall not, without Lender’s consent, take any action of any kind to enforce any debts, claims or liens of Guarantor against Borrower. As long as no such notice of default has been given by Lender, Guarantor may apply to Guarantor’s own account payments made to Guarantor by or on behalf of Borrower.

(g) Certain Events Not Affecting Obligations of Guarantor.  The obligations of Guarantor hereunder shall not be affected by any of the following: (i) any lack of validity or enforceability of any of the Loan Documents; (ii) the release or discharge of Borrower in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (iii) the rejection or disaffirmance in any such proceeding of any of Guarantor’s Liabilities (iv) the impairment or modification of any of Guarantor’s Liabilities, or of any remedy for the enforcement thereof, or of the estate of Borrower in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (v) any disability or defense of Borrower; (vi) the cessation of the liability of Borrower for any cause whatsoever other than payment and performance in full of all of the Indebtedness and the Obligations; (vii) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of Guarantor’s Liabilities, regardless of the amount received by Lender in connection therewith; or (viii) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty.

(h) No Obligation of Lender Regarding Security Interest.  Lender shall have no obligation to obtain, perfect or retain a security interest in any property to secure any of Guarantor’s Liabilities or this Guaranty (including any mortgage or security interest contemplated by the Loan Documents), or to protect or insure any such property.

(i) Filing of Certain Claims. Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims and proofs of such claims which Guarantor may have against Borrower, and will collaterally assign to Lender or its nominee all rights of Guarantor thereunder.  If Guarantor does not so file, Guarantor hereby irrevocably authorizes Lender or Lender’s nominee to do so, either (in Lender’s discretion) as attorney-in-fact for Guarantor, or in the name of Lender or Lender’s nominee.  In all such cases, any party authorized to pay such claim shall pay to Lender, or its nominee, the full amount thereof.

(j) Obligations and Taxes. Guarantor shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon Guarantor or upon Guarantor’s income or profits or in respect of Guarantor’s property before the payment shall become delinquent or in default; provided, however, that Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment or governmental charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Guarantor shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on Guarantor’s books adequate reserves with respect thereto.

55. Waivers

. Guarantor hereby expressly waives:

(a) Notices. Notice of the acceptance by Lender of this Guaranty, notice of the existence, creation or non-payment of any of Guarantor’s Liabilities, presentment, demand, notice of dishonor, protest, notice of protest, and all other notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, except any specifically required by this Guaranty.

(b) Disclosures About Borrower. Any obligation Lender may have to disclose to Guarantor any facts Lender now or hereafter may know or have reasonably available to it regarding Borrower or Borrower’s financial conditions, or regarding the Property or other collateral for the Note whether or not Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to Guarantor or materially increase the risk to Guarantor beyond the risk Guarantor intends to assume hereunder. Guarantor shall be fully responsible for keeping informed of the financial condition of Borrower and of all other circumstances bearing on the risk of nonpayment or nonperformance of Guarantor’s Liabilities.

(c) Diligence in Collection.  All diligence in collection of any of Guarantor’s Liabilities, any obligation hereunder, or any guaranty or other security for any of the foregoing.

(d) Benefit of Certain Laws.  The benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, reinstatement, redemption, homestead, exemption and moratorium laws now or hereafter in effect.

(e) Certain Defenses.  Any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Lender to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding.

(f) Election of Remedies Defense.  Any defense based on an election of remedies by Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of Guarantor against Borrower or any other person in connection with Guarantor’s Liabilities.

(g) Defenses Relating to Collateral Sale.  Any defense based on the failure of Lender to: (i) provide notice to Guarantor of a sale or other disposition (including any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of Guarantor’s Liabilities; or (ii) conduct such a sale or disposition in a commercially reasonable manner.

(h) Right to Enforce Lender’s Remedies.  Any right to enforce any remedies or to participate in any security Lender now has, or later may have, against Borrower, or any requirement to exhaust any remedies, whether by subrogation or otherwise, or any requirement to mitigate damages, until all of the Indebtedness has been paid to Lender and all other Obligations have been performed.

56. Miscellaneous.

(a) Continuing Guaranty.  This Guaranty is unconditional and irrevocable and shall in all respects be a continuing guaranty and a primary obligation of Guarantor and shall not be subject to any counterclaim, set-off, abatement, deferment or defense based on any claim that Guarantor may have against Lender, Borrower, or any other person or entity.  This Guaranty shall remain in full force and effect until all of the following have occurred: (i) all of Guarantor’s Liabilities have been satisfied in full; and (ii) Lender has no further obligation to make any advance under the Loan Documents.  No notice of discontinuance or revocation shall affect any of the obligations of Guarantor hereunder or of Borrower or of any other obligor with respect to any of Guarantor’s Liabilities.  Lender shall not be obligated to accept at any time any deed in lieu of foreclosure, and all obligations of Guarantor hereunder shall survive foreclosure or any deed in lieu of foreclosure which Lender may accept, to the extent any of Guarantor’s Liabilities remain unsatisfied.

(b) Obligations; Successors and Assigns. All obligations under this Guaranty shall be binding upon Guarantor, and upon Guarantor’s heirs, legal representatives, successors and assigns and shall inure to the benefit of Lender, each holder of the Note and the successors and assigns of each holder of the Note.

(c) Assignment by Lender. Lender may from time to time, without notice to Guarantor, assign or transfer any interest in any of Guarantor’s Liabilities by loan participation or otherwise, and notwithstanding such assignment or transfer, such Guarantor’s Liabilities shall remain Guarantor’s Liabilities for purposes of this Guaranty.

(d) No Exculpation.  No exculpatory, “non-recourse”, “limited recourse”, or other language contained in any other Loan Document or in any other document shall in any way prevent or limit Lender from enforcing this Guaranty against Guarantor personally.

(e) Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

(f) Time of Essence.  Time is of the essence of this Guaranty.

(g) Definitions; Captions; Gender.  With respect to any reference in this Guaranty to any defined term: (i) if such defined term refers to a person, or a trust, corporation, partnership or other entity, then it shall also mean all heirs, personal representatives, successors and assigns of such person or entity; and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof. Captions contained in this Guaranty in no way define, limit or extend the scope or intent of their respective provisions. Use of the masculine, feminine or neuter gender and of singular and plural shall not be given the effect of any exclusion or limitation herein. The use in this Guaranty of the term “including”, and related terms such as “include”, shall in all cases mean “including, without limitation”.

(h) Notices.  All Notices given under or pursuant to this Guaranty shall be in writing and shall be (a) delivered in person, in which event the Notice shall be deemed received when delivery is actually made, (b) telecopied, in which event the Notice shall be deemed received on the date of transmission if transmission is confirmed before 5:00 p.m. New York time on a Business Day or if transmission is confirmed after 5:00 p.m. New York time, then on the next Business Day provided that the sender obtains electronic confirmation of receipt and that a copy of such Notice is also delivered pursuant to clause (a) or (c); or (c) sent by a nationally recognized overnight courier for next business day delivery, in which event the Notice shall be deemed received on the first Business Day after delivery to, and acceptance for delivery by, the courier. All such Notices intended for Lender shall be delivered, with a copy to its attorney, to their respective Addresses provided in the Settlement Agreement and if sent by facsimile such Notices shall be sent to the facsimile numbers set forth in the Settlement Agreement. Either party may change its Address or facsimile number by giving written notice to the other in accordance with the foregoing notice provision.

Guarantor’s Address for Notices is:

Frank Crivello
1818 North Farwell Avenue
Milwaukee, Wisconsin  53202
Facsimile No.:  (414) 283-2610

With a copy to:                    ____________________
____________________
____________________
Attention:  ___________

(i) Entire Agreement.  This Guaranty constitutes the entire agreement of Guarantor for the benefit of Lender with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof.

(j) No Modification Without Writing.  This Guaranty may not be terminated or modified in any way nor can any right of Lender or any obligation of Guarantor be waived or modified, except by a writing signed by Lender and Guarantor.

(k) Independent Obligations.  The obligations of Guarantor hereunder are independent of the obligations of Borrower.  In the event of any default hereunder, Lender may institute a separate action against Guarantor with or without joining or instituting a separate action against Borrower or against any other guarantor or other obligor.

(l) Financial Risk.  Guarantor shall be fully responsible for keeping himself, herself or itself, as the case may be, informed of the financial condition of Borrower and of all other circumstances bearing on the risk of nonpayment or nonperformance of the Indebtedness or Obligations.

(m) Severability.  Each provision of this Guaranty shall be interpreted so as to be effective and valid under applicable law, but if any provision of this Guaranty shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Guaranty.

(n) Cumulative.  The obligations of Guarantor hereunder are in addition to any other obligations Guarantor may now or hereafter have to Lender, and shall not be affected in any way by the delivery to Lender by Guarantor or any other guarantor of any other guaranty, or any combination thereof.  All rights and remedies of Lender and all obligations of Guarantor under this Guaranty are cumulative.  In addition, Lender shall have all rights and remedies available to Lender in law or equity for the enforcement of this Guaranty.

(o) Effect of Lender’s Delay or Action.  No delay by Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.  No action of Lender permitted hereunder shall in any way impair or otherwise affect any right of Lender or obligation of Guarantor under this Guaranty.  Lender shall not be liable in any way for any decrease in the value or marketability of any property securing any of Guarantor’s Liabilities which may result from any action or omission of Lender in enforcing any part of this Guaranty.

(p) Subrogation. Until all of Guarantor’s Liabilities have been paid to Lender, and all periods under applicable bankruptcy law for the contest of any payment by Guarantor as a preferential or fraudulent payment have expired, Guarantor knowingly and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which such Guarantor may now or hereafter have by and from Borrower and Borrower’s successors and assigns, for any payments made by Guarantor to Lender, including without limitation, any rights which might allow Borrower, Borrower’s successors and assigns or creditors, or a trustee in bankruptcy of Borrower to claim in bankruptcy or any other similar proceedings that any payment made by Borrower or Borrower’s successors and assigns to Lender was on behalf of or for the benefit of Guarantor and that such payment is recoverable by Borrower, a creditor or trustee in bankruptcy of such Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Lender. Guarantor further waives any defense based upon an election of remedies by Lender which destroys or otherwise impairs any subrogation rights of Guarantor to proceed against Borrower.

(q) Joint and Several.  Guarantor’s Liabilities shall be the joint and several obligations and liabilities of Guarantor, Borrower and any other guarantor of all or part of the Indebtedness or Obligations. Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of Guarantor’s Liabilities and the liens and security interests, if any, granted as security for the Indebtedness or Obligations, not constitute a fraudulent conveyance under the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time (a “Fraudulent Conveyance”). Consequently, if the liability of Guarantor for Guarantor’s Liabilities, or any liens or security interests granted by Guarantor securing Guarantor’s Liabilities would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of Guarantor and the liens and security interests securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such lien or security interest to constitute a Fraudulent Conveyance.

(r) Unconditional Obligations.  The obligations of Guarantor shall be unconditional, irrespective of (i) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against Guarantor or Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (ii) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (iii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of Guarantor’s Liabilities; or (iv) any other circumstance other than payment in full of Guarantor’s Liabilities which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(s) Governing Law.  THE TERMS OF THIS GUARANTY WERE NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING LOAN DOCUMENTS, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THEREFORE, THIS GUARANTY SHALL BE CONSTRUED AND INTERPRETED WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES.

(t) Consent to Jurisdiction.  GUARANTOR ACKNOWLEDGES THAT LENDER’S PRINCIPAL OFFICE IS LOCATED IN NEW YORK, NEW YORK AND THAT LENDER MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTION IN ANY JURISDICTION OTHER THAN THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE STATE OF NEW YORK.  THEREFORE, GUARANTOR IRREVOCABLY: (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS GUARANTY MAY BE BROUGHT ONLY IN THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK, STATE OF NEW YORK PURSUANT TO. SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AT LENDER’S OPTION; (B) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (C) WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS; AND (D) AGREES TO JOIN LENDER IN ANY PETITION FOR REMOVAL TO ANY OF SUCH COURTS.

(u) Waiver of Jury Trial.  GUARANTOR AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE THIS GUARANTY OR BASED UPON OR ARISING OUT OF THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND LENDER, AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FURTHER DEALINGS.

57.  Revocation. Upon revocation by written notice or actual notice of death, this Guaranty shall continue in full force and effect as to all Guarantor’s Liabilities contracted for or incurred before revocation, and as the Lender shall have the rights provided by this Guaranty as if no revocation had occurred.  Any renewal, extension or increase in of any of the Guarantor’s Liabilities whether made before or after such revocation, shall constitute a part of the Guarantor’s Liabilities contracted for or incurred before revocation.

58. Marital Property. Guarantor hereby acknowledges and agrees that the obligations and liabilities incurred by Guarantor hereunder are incurred in the interest of his marriage or family.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

By:	/s/
FRANK CRIVELLO, an individual

EXHIBIT G

Greystone Assignment

ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Greystone Business Credit II, L.L.C., a Delaware limited liability company (the “Assignor”), hereby sells, assigns, and transfers to Furrs 1, LLC (“Furrs 1”); Furrs 2, LLC (“Furrs 2”), and Sierra Center Twenty Five, a Limited Liability Company (“Sierra 25”) (each of Furrs 1, Furrs 2 and Sierra 25, an “Assignee” and collectively the “Assignees”), in accordance with the terms hereof (this “Assignment”) and pursuant to and subject to the terms and conditions contained in that certain Settlement Agreement of even date herewith (“Settlement Agreement”) by and among the Greystone Parties and the Crivello Parties (as such terms are defined in the Settlement Agreement), all right, title, and interest, if any, of Assignor in and to each of the securities, documents, instruments and agreements described on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Assigned Documents”), and all rights, remedies, powers, and discretions of Assignor thereunder, as if the Assignor had specifically and separately assigned to each Assignee each of the Assigned Documents.

59. Assignor’s Representations and Warranties.  Assignor warrants and represents the following:

(a)
Assignor (i) has not previously assigned, sold, or otherwise transferred the Assigned Documents, (ii) has the right and authority to transfer the Assigned Documents to Assignee, and (iii) is transferring the Assigned Documents to Assignee free and clear of any liens or encumbrances.

(b)
The execution by Assignor of this Assignment and the performance by Assignor of Assignor’s obligations hereunder have been duly authorized by all required action and will not violate any order of any court or governmental agency or any agreement by which Assignor is bound.

60. Appco Transaction.  Notwithstanding anything to the contrary contained herein, with respect to the assignment by Assignor to Assignee of the Appco Loan Agreement, it is hereby understood and agreed that if Assignor or any of its affiliates are subsequently required to remit any funds to the bankruptcy estate concerning Appco, then to the extent Assignor would have been entitled to exercise its rights under the Appco Loan Agreement to receive all or a portion of such funds, then Assignee shall, upon receipt of a distribution from the Appco bankruptcy estate, be required to so remit said portion promptly to Assignor.

61. Representations by Assignee.  Each Assignee represents that the execution by each Assignee of this Assignment and the performance by each such Assignee of said Assignee’s obligations hereunder have been duly authorized by all required action and will not violate any order of any court or governmental agency or any agreement by which Assignee is bound.

62. Delivery of Assigned Documents.  Upon the execution hereof, Assignor shall deliver the following to Assignee:

(a)	An original of this Assignment executed by Assignor; and

(b)	All of the original Assigned Documents in Assignor’s possession or certified copies thereof.

63. Authorizations.  Upon the execution hereof, Assignee is hereby authorized (a) to file UCC-3 Termination Statements for any previously filed UCC-1 statements of Assignor in connection with the Assigned Documents and (b) to file UCC-3 Assignments for the UCC Financing Statements identified on Exhibit B attached hereto and made a part hereof.

64. Further Assurances.  Promptly upon request from time to time of the other party, each party shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, to or at the direction of such party, all further acts, transfers, assignments, powers and other documents and instruments as may be reasonably requested to give effect to the transactions contemplated hereby.

65. Miscellaneous.  This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Settlement Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New York, and may not be modified or amended in any manner, other than by a written agreement signed by the party to be charged therewith.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement.

66. Severability.  If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

67. Counterparts.  This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Remainder of page intentionally blank; signature page follows.]

G-1

Executed as an instrument under seal as of the ________ day of November, 2009.

Greystone Business Credit II, L.L.C.,
a Delaware limited liability company

By:	/s/
Name: Allison W. Berman
Title: Vice President

Acknowledged, agreed, and accepted on
the terms and conditions set forth herein:

FURRS 1, LLC, a Delaware limited liability company By:Furrs Manager 1, Inc., a Delaware corporation, its managing member By: ______________________________ Name: David M. Marks Title: President
FURRS 2, LLC, a Delaware limited liability company By:Furrs Manager 2, Inc., a Delaware corporation, its managing member By: ______________________________ Name: David M. Marks Title: President
SIERRA CENTER TWENTY FIVE, A LIMITED LIABILITY COMPANY, a Wisconsin limited liability company

By:East Towne Plaza, Inc., a Wisconsin corporation, its managing member

By:  ______________________________
Name:     David M. Marks
Title:       President

G-2

EXHIBIT A

1.
Loan and Security Agreement dated as of December 29, 2006, by and among TITAN GLOBAL HOLDINGS, INC., a Utah corporation ("TGH"), TITAN ELECTRONICS, INC., a Delaware corporation, formerly known as Titan PCB West, Inc. ("Titan Electronics"), TITAN EAST, INC., a Delaware corporation, formerly known as Titan PCB East, Inc. ("Titan East"), OBLIO TELECOM, INC., a Delaware corporation ("Oblio"), TITAN WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("Wireless"), START TALK INC., a Delaware corporation ("Start Talk"), PLANET DIRECT, INC., a Texas corporation, formerly known as Pinless, Inc. ("Planet Direct"), TITAN CARD SERVICES, INC., a Delaware corporation ("Card Services"), TITAN-NEXUS, INC., a Delaware corporation ("Nexus"), TITAN COMMUNICATIONS, INC., a Delaware corporation ("Communications"; and together with TGH, Titan Electronics, Titan East, Oblio, Wireless, Start Talk, Planet Direct, Card Services and Nexus, the "Titan Borrowers"); and GBC FUNDING, LLC (as assignee of Greystone Business Credit II, L.L.C.) (as amended, modified and supplemented from time to time, the "Titan Loan Agreement").

2.
Loan and Security Agreement dated as of September 17, 2007, among Appco, the lenders from time to time party thereto (the "Appco Lenders") and Greystone Business Credit II, L.L.C., for itself and as agent (in such capacity, the "Appco Agent") for all Appco Lenders (as amended, modified and supplemented from time to time, the "Appco Loan Agreement")

3.
Any claims, administrative claims, or other rights in the bankruptcy case of Appalachian Oil Company, Inc., United States Bankruptcy Court for the Eastern District of Tennessee, Case No. 2:09-bk-50259.

4.	With respect to the USAD Transaction, any and all rights of Assignor in the property set forth on Exhibit A-1 attached hereto.

5.	With respect to the Titan Apparel Transaction, any and all rights of Assignor in the property set forth on Exhibit A-2 attached hereto.

6.	Corporate Guaranty, dated as of September 17, 2007, made by Appco-KY, guaranteeing all of the obligations of Appco

7.	Corporate Guaranty, dated as of September 17, 2007, made by Appco and Appco-KY, guaranteeing all of the obligations of the Titan Borrowers

8.	Corporate Guaranty, dated as of October 17, 2007, made by Appco and Appco-KY, guaranteeing all of the obligations of USAD

9.	Corporate Guaranty, dated as of September 17, 2007, made by the Titan Borrowers, guaranteeing all of the obligations of Appco

10.	Corporate Guaranty, dated as of October 15, 2007, made by USAD, guaranteeing all of the obligations of Appco

11.	Corporate Guaranty, dated as of November 30, 2007, made by Nexus guaranteeing all of the obligations of the Titan Borrowers

12.	Corporate Guaranty, dated as of December 14, 2007, made by Communications, guaranteeing all of the obligations of the Titan Borrowers

13.	Guaranty, dated as of December 14, 2007, made by Apparel, guaranteeing certain obligations of Global Brand Marketing Inc., not to exceed $3,000,000

14.	Parent Guaranty, dated as of December 14, 2007, made by TGH, guaranteeing certain obligations of Apparel, not to exceed $450,000

15.	Corporate Guaranty, dated as of October 17, 2007, made by Card Services, guaranteeing all of the obligations of Appco

16.	Corporate Guaranty, dated as of June 12, 2008, made by Farwell Equity Partners II, LLC, guaranteeing the Titan Loan Agreement

17.	Pledge of Titan, dated as of December 29, 2006, made by Titan in favor of GBC, pledging specified subsidiaries

18.	Pledge of Oblio, dated as of December 29, 2006, made by Oblio in favor of GBC, pledging specified Titan subsidiaries

19.	Pledge of Titan, dated as of September 17, 2008, made by Titan in favor of GBC, pledging shares of Appco

20.	Pledge of Appco, dated as of September 17, 2008, made by Appco in favor of GBC, pledging shares of specified Appco subsidiaries

21.	Pledge of Farwell Equity Partners II, LLC, dated as of June 12, 2008, in favor of GBC, pledging 6,000,000 shares of Marine Growth Ventures, Inc.

22.	Pledge of Frank Crivello, dated as of March 26, 2007, in favor of GBC, pledging 300,000 shares of Titan.

Exhibit A-1

(USAD)

EXHIBIT A-2

(Titan Apparel)

Shoe Patterns, Designs and Patents together with residual equipment

EXHIBIT B

UCC Financing Statements

[Assignee to furnish]

B-1

EXHIBIT H

Owner’s Pro Forma Policy and Leasehold Pro Forma Policy for Project One

H-1

EXHIBIT I

Owner’s Pro Forma Policy for Project Two

I-1

EXHIBIT J

Owner’s Pro Forma Policy for Project Four

J-1

EXHIBIT K

Pro Forma Loan Policy for Project Three

K-1